EXHIBIT 10







                         ------------------------------

                                CREDIT AGREEMENT

                                      AMONG

                             GOLDEN BEAR GOLF, INC.,

                  SUNTRUST BANK, SOUTH FLORIDA, N.A., AS AGENT,

                                       AND

                            THE LENDERS PARTY HERETO

                         ------------------------------

                         DATED AS OF SEPTEMBER 26, 1997

                    $10,000,000.00 REVOLVING CREDIT FACILITY

                         ------------------------------


                                TABLE OF CONTENTS


SECTION 1.  DEFINITIONS....................................................................  1
        1.1     Defined Terms..............................................................  1
        1.2     Other Definitional Provisions..............................................  7

SECTION 2.  THE REVOLVING CREDIT FACILITY;
            AMOUNT AND TERMS OF ADVANCES..................................................  8
        2.1     The Revolving Credit Facility..............................................  8
        2.2     Making of Advances and Funding Mechanics...................................  8
        2.3     Use of Proceeds............................................................ 10
        2.4     Revolving Credit Notes; Loan Accounts...................................... 10
        2.5     Interest Rate.............................................................. 10
        2.6     Repayment.................................................................. 11
        2.7     Revolving Credit Termination Date.......................................... 11
        2.8     Fees....................................................................... 12
        2.9     Payments and Computations.................................................. 12
        2.10    Prepayments under Revolving Credit Facility................................ 14
        2.11    Sharing of Payments, Etc................................................... 14
        2.12    Increased Costs, Capital Adequacy, Illegality, Etc......................... 15

SECTION 3.  LETTERS OF CREDIT.............................................................. 16
        3.1     Letter of Credit Facility; Issuance of Letters of Credit................... 16
        3.2     Letter of Credit Fees...................................................... 16
        3.3     Reimbursement Obligations.................................................. 17
        3.4     Lenders' Obligations....................................................... 18
        3.5     Agent's Obligations........................................................ 18

SECTION 4.  COLLATERAL, GUARANTIES AND SUBORDINATION....................................... 19
        4.1     Lien and Security Interest in All Assets of the Borrower................... 19
        4.2     Guaranties................................................................. 19
        4.3     Lien and Security Interest in All Assets of the Guarantors................. 19
        4.4     Subordination; Permitted Prior Liens and Permitted Subordinate Liens....... 20
        4.5     Cross-Collateral; Cross Default............................................ 20

SECTION 5.  REPRESENTATIONS AND WARRANTIES................................................. 21
        5.1     Corporate Existence; Compliance with Law; Name History..................... 21
        5.2     Corporate  Power  and  Authorization  to  Execute  Loan  Documents;  No
                Conflict; No Consent....................................................... 21
        5.3     Enforceable Obligations.................................................... 22
        5.4     Financial Condition........................................................ 22
        5.5     No Litigation.............................................................. 22
        5.6     Investment Company Act; Regulation......................................... 23
        5.7     Disclosure and No Untrue Statements........................................ 23



                                       i


        5.8     Title to Assets; Leases in Good Standing................................... 23
        5.9     Payment of Taxes........................................................... 23
        5.10    No Default Under Agreement or Instruments.................................. 24
        5.11    Patents, Trademarks, Licenses, Etc......................................... 24
        5.12    Government Contract........................................................ 24
        5.13    ERISA Requirement.......................................................... 24
        5.14    Solvency................................................................... 24
        5.15    Location of Offices........................................................ 24
        5.16    Subsidiaries............................................................... 24

SECTION 6.  CONDITIONS OF LENDING.......................................................... 25
        6.1     Continuing Accuracy of Representations and Warranties...................... 25
        6.2     No Default................................................................. 25
        6.3     Borrowing Certificate...................................................... 25
        6.4     Opinion of Borrower's Counsel.............................................. 25
        6.5     Approval of Agent's Counsel................................................ 25
        6.6     Loan Documents............................................................. 25
        6.7     Insurance.................................................................. 26
        6.8     Supporting Documents....................................................... 26

SECTION 7.  AFFIRMATIVE COVENANTS.......................................................... 26
        7.1     Financial Reports and Other Information.................................... 26
        7.2     Payment  of  Indebtedness  to Agent;  Performance  of Other  Covenants;
                Payment of Other Obligations............................................... 28
        7.3     Conduct of Business; Maintenance of Existence and Rights................... 28
        7.4     Maintenance of Property.................................................... 28
        7.5     Right of Inspection; Discussions........................................... 28
        7.6     Notices.................................................................... 29
        7.7     Payment of Taxes; Liens.................................................... 29
        7.8     Insurance of Properties.................................................... 29
        7.9     True Books................................................................. 30
        7.10    Observance of Laws......................................................... 30
        7.11    Further Assurances......................................................... 30
        7.12    ERISA Benefit Plans........................................................ 30
        7.13    Withholding Taxes.......................................................... 30
        7.14    Change of Name, Principal Place of Business, Office, or Agent.............. 30
        7.15    Financial Covenants........................................................ 31
        7.16    Operating Accounts......................................................... 32
        7.17    Hedging Requirements....................................................... 32
        7.18    Affirmative Covenants relating to Subsidiaries............................. 32

SECTION 8.  NEGATIVE COVENANTS............................................................. 33
        8.1     Other Indebtedness......................................................... 33
        8.2     Limitations on Mortgages, Liens, Etc....................................... 33
        8.3     Guaranties................................................................. 33
        8.4     Merger, Acquisition, Sale of Assets, Dissolution, Etc...................... 34

                                       ii


        8.5     Federal Reserve Regulations................................................ 34
        8.6     Changes in Governing Documents, Accounting Methods, Fiscal Year............ 35
        8.7     Capital Expenditures....................................................... 35
        8.8     Dividends, Etc............................................................. 35
        8.9     Change in Control.......................................................... 35
        8.10    Negative Covenants Relating to Subsidiaries................................ 35

SECTION 9.  EVENTS OF DEFAULT.............................................................. 35
        9.1     Payment of Indebtedness Under Loan Documents............................... 35
        9.2     Representation or Warranty................................................. 36
        9.3     Covenants Under the Loan Documents......................................... 36
        9.4     Cross-Default.............................................................. 36
        9.5     Payment, Performance, or Default of Other Indebtedness..................... 36
        9.6     Liquidation; Dissolution; Bankruptcy; Etc.................................. 36
        9.7     Involuntary Bankruptcy, Etc................................................ 36
        9.8     Change in Control.......................................................... 37
        9.9     Judgments.................................................................. 37
        9.10    Attachment, Garnishment, Liens Imposed by Law.............................. 37
        9.11    Corporate Existence, Transfer of Property.................................. 37
        9.12    Subsidiaries............................................................... 37

SECTION 10.  RIGHTS AND REMEDIES........................................................... 37
        10.1    Remedies Available Under Loan Documents and Otherwise...................... 37
        10.2    Remedies Upon Event of Default............................................. 37

SECTION 11.  THE AGENT..................................................................... 38
        11.1  Appointment, Authorization, and Action....................................... 38
        11.2  Exculpation; Reliance by the Agent........................................... 38
        11.3  Agent and Affiliates......................................................... 39
        11.4  Lender Credit Decision....................................................... 39
        11.5  Enforcement by Agent......................................................... 40
        11.6  Indemnification.............................................................. 40
        11.7  Failure to Act............................................................... 40
        11.8  Successor Agent.............................................................. 40

SECTION 12.  MISCELLANEOUS................................................................. 41
        12.1    Lien on Deposits; Set-Off.................................................. 41
        12.2    Payment of Expenses, Including Attorneys' Fees and Taxes................... 41
        12.3    Notices.................................................................... 42
        12.4    Governing Law.............................................................. 42
        12.5    Venue; Personal Jurisdiction............................................... 42
        12.6    Severability and Enforceability of Provisions.............................. 42
        12.7    Counterparts; Facsimile Signatures; Effective Date......................... 42
        12.8    No Waiver.................................................................. 42
        12.9    Cumulative Remedies........................................................ 43
        12.10   Course of Dealing; Amendments; Waiver...................................... 43

                                      iii


        12.11   Waiver of Default.......................................................... 43
        12.12   Table of Contents; Headings................................................ 43
        12.13   Reliance  Upon,  Survival of and  Materiality  of  Representations  and
                Warranties, Agreements, and Covenants...................................... 44
        12.14   Complete Agreement; No Other Consideration................................. 44
        12.15   Legal or Governmental Limitations.......................................... 44
        12.16   Binding Obligation on Successors and Assigns............................... 44
        12.17   Assignments and Participations............................................. 44
        12.18   Confidential Information................................................... 46
        12.19   Waiver of Trial by Jury.................................................... 47


        EXHIBITS
        A.      Pro Forma Revolving Credit Master Promissory Note
        B.      Form of Borrowing Certificate
        C.      Form of Compliance Certificate

        SCHEDULES
        4.4     Permitted Prior Liens
        5.1     Subsidiaries; Reorganizations
        5.5     Litigation

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT (the "Agreement") is made and entered into as of this 26th day of September, 1997, by and between GOLDEN BEAR GOLF, INC., a Florida corporation (together with its successors and permitted assigns, "Borrower"), the lenders which are or may in the future be listed on the signature pages hereof (together with their successors and permitted assigns, individually a "Lender" and collectively the "Lenders,") and SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION, as agent for the Lenders (together with any successor agent appointed pursuant to the provisions herein, the "Agent").

                                   BACKGROUND

        Borrower has applied to Lenders for a revolving line of credit availability in the maximum aggregate principal amount of Ten Million and No/100 Dollars ($10,000,000.00). Lenders have agreed to the request of Borrower upon the terms and conditions described in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and conditions herein, Borrower, the Lenders, and Agent agree as follows:


                             SECTION 1. DEFINITIONS.

        1.1 DEFINED TERMS. cept as otherwise expressly provided in this Agreement, the following capitalized terms shall have the respective meanings ascribed to them for all purposes of this Agreement:

        "Advance" has the meaning specified in Subsection 2.1(a) hereof.

        "Agent" means SunTrust Bank, South Florida, N.A., in its capacity as agent hereunder and under the other Loan Documents, together with any successor agent appointed pursuant to the provisions hereof.

        "Agreement" means this Credit Agreement, as the same may be amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof.

        "Application" means any application delivered to Agent for or in connection with issuance of any Letter of Credit pursuant to Section 3 hereof, in Agent's standard form for such Letters of Credit.

        "Assignment and Acceptance Agreement" has the meaning specified in Subsection 12.17 hereof.

        "Borrower" means Golden Bear Golf, Inc., a Florida corporation, and its successors and permitted assigns.

        "Borrower Security Agreements" has the meaning set forth in Section 4.1.

        "Borrowing" denotes the aggregation of Advances of one or more Lenders to be made to the Borrower pursuant to Section 2 on a single date.

        "Borrowing Certificate" has the meaning defined in Section 6.3.

        "Business Day" means a day that is not a Saturday, a Sunday, or a day on which Agent is closed pursuant to authorization or requirement of law.

        "Capital" means Total Funded Debt plus shareholder's equity, as defined by GAAP.

        "Capital Expenditures" means, with respect to any Person for any period, the sum, without duplication, of the aggregate amount of all expenditures of such Person during such period which, in accordance with GAAP, is required to be included in, or is properly included by such Person as additions to, property, plant or equipment (including leasehold improvements) or other similar fixed asset accounts of such Person.

        "Change in Control" shall mean, as applied to the Borrower, that, (a) Jack W. Nicklaus shall cease to own at least 51% of the combined voting power of all classes of capital stock of the Borrower, or (b) any Person or "Group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding (A) any employee benefit or stock ownership plans of the Borrower, and (B) Nicklaus Family Members (as defined on page 53 of that certain Prospectus of the Borrower, dated July 31, 1996, pursuant to which 2,160,000 shares of Class A Common Stock of the Borrower were offered to the public), shall have acquired more than twenty-five percent (25%) of the combined voting power of all classes of common stock of the Borrower, except that the Borrower's purchase of its common stock outstanding on the date hereof which results in one or more of the Borrower's shareholders of record as of the date of this Agreement controlling more than fifty percent (50%) of the combined voting power of all classes of the common stock of the Borrower shall not constitute an acquisition hereunder.

        "Closing Date" means the last date on which this Agreement is executed and delivered by Borrower and by Agent for the Lenders.

        "Compliance Certificate" has the meaning defined in Section 7.1(g).

        "Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

        "Consolidated Net Income" for any period means the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in conformity with Generally Accepted Accounting Principles, applied on a Consistent Basis.

        "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

        "Continue," "Continuation," and "Continued" refer to a continuation of an Advance from one Interest Period to the next Interest Period.

        "Current Assets" means current assets as defined by GAAP.

        "Current Liabilities" means current liabilities as defined by GAAP.

        "Default Rate" has the meaning specified in Subsection 2.5(a)(ii) hereof.

        "EBITDA" means earnings before interest expense, taxes, depreciation and amortization, plus one-time, non-recurring non-cash charges, all as defined by GAAP.

        "Encumbrance" means any lien, claim, security interest, pledge, hypothecation, charge, or encumbrance of any nature of kind.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Event of Default" means any of the events specified in Section 9 hereof.

        "Federal Funds Rate" means a fluctuating interest rate per annum equal to the weighted average of the rates per annum, rounded upward to the nearest one-hundredth of one percent (1/100%), on overnight federal funds transactions with members of the Federal Reserve System, arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Board of Governors of the Federal Reserve System in Publication H.15 (519), or, if such rate is not published for any day which is a Business Day, the average of the quotations for such day for such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by Agent.

        "Funded Debt" for any Person shall mean, with respect to such person, the sum of all indebtedness for money borrowed, purchase money mortgages, capitalized leases, synthetic lease debt, together with any indebtedness outstanding under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendable at the option of the obligor to a date beyond one year from such date. Funded Debt shall also include the redemption amount with respect to any redeemable preferred stock of such person or its Subsidiaries required to be redeemed within the next twelve months.

        "Generally Accepted Accounting Principles" or "GAAP" means those principles of accounting set forth in Opinions of the Financial Accounting Standards Board or the American

Institute of Certified Public Accountants which are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

        "Guarantor(s)" means individually and collectively, all present and all hereafter acquired direct or indirect Subsidiaries of the Borrower, including without limitation, Golden Bear Golf Centers, Inc., a Florida corporation, Paragon Construction International, Inc., a Florida corporation, Golden Bear Club Services, Inc., a Florida corporation, and GBRS Corp., a Florida corporation, as to all of the Obligations (as herein defined). All of the above Guarantors shall jointly and severally guarantee repayment and performance of all of the Obligations.

        "Guaranties" means collectively, the absolute unconditional and continuing guaranties executed by each Guarantor in favor of Agent for the benefit of Lenders, as modified and/or reaffirmed from time to time, guaranteeing repayment of the Obligations, as specified in Section 4.2.

        "Indebtedness" of any Person means (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (c) all other indebtedness of such Person evidenced by notes, bonds, debentures, or similar instruments, (d) all obligations of such Person under capital leases, (e) all obligations of such Person in respect of letters of credit or acceptances issued or created for the account of such Person, and (f) all net obligations of such Person under interest rate and currency hedging agreements.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates.

        "Late Fee" has the meaning specified in Subsection 2.6(c) hereof.

        "Lenders" means, collectively, the Persons identified as "Lenders" which are, or from time to time may become, listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to Subsection 12.17 hereof, and "Lender" means any one of the Lenders.

        "Lending Office" means, with respect to Agent or a Lender, the office of Agent or such Lender specified as its "Lending Office" on the signature pages hereto or in the Assignment and Acceptance Agreement pursuant to which a Lender becomes a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to Agent or such other office of Agent as Agent may from time to time specify in writing to Borrower and the Lenders.

        "Letter or Credit" means any letter of credit (whether a standby letter of credit or commercial documentary letter of credit) issued by the Agent pursuant to the provisions of Section 3 of this Agreement.

        "Letter of Credit Sublimit" means an amount equal to Two Million U.S. Dollars ($2,000,000.00).

        "Loan" means any Advance hereunder, and "Loans" means collectively, the Advances made hereunder.

        "Loan Documents" means this Agreement, the Revolving Credit Notes, any Tax Indemnification Agreements, and the Guaranties, the Borrower Security Agreements, each of the Subsidiary Security Agreements, and any and all financing statements, other security agreements, instruments or documents delivered or to be delivered by the Borrower or any of the Guarantors pursuant to this Agreement.

        "Loan Payment Account" shall have the meaning defined in Section 2.9(a).

        "Material" (or words derived therefrom) as used in this Agreement, means the measure of a matter of significance which shall be determined as being an amount equal to the lesser of (i) One Million United States Dollars ($1,000,000.00) or (ii) Five Percent (5%) of the consolidated net worth of the Borrower and its Consolidated Subsidiaries, as defined by GAAP, as of the most recent fiscal quarter end.

        "Material Adverse Effect" means a Material adverse effect upon (a) the business, operations, properties, assets, prospects, or financial condition of Borrower and its Consolidated Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of Agent or the Lenders hereunder or thereunder, or (c) the ability of the Borrower to perform its obligations under this Agreement, or (d) the ability of the Borrower or any of the Subsidiaries or Guarantors to perform their respective obligations under any of the Loan Documents.

        "Obligations" shall have the meaning defined in Section 4.1 hereof.

        "Permitted Prior Liens" shall have the meaning defined in Section 4.4.

        "Permitted Subordinate Liens" shall have the meaning defined in Section 4.4.

        "Person" means any corporation, business entity, natural person, firm, joint venture, partnership, trust, unincorporated organization, association, government, or any department or agency of any government.

        "Prime Rate" shall mean the higher of (i) the rate which Agent announces from time to time as its prime lending rate, as in effect from time to time, and
(ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (1/2%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent may make commercial loans or other loans at rates of interest at, above, or below the Agent's prime lending rate.

        "Pro Rata Portion" means, with respect to a Lender, the quotient obtained by dividing the Revolving Credit Commitment of the Lender by the aggregate Revolving Credit Commitments of all the Lenders.

        "Required Lenders" means at any time the Lenders owning or holding in the aggregate at least 67% of the aggregate unpaid principal amount of the Advances or, in the event that no Advances are outstanding, the Lenders having at least 67% of the aggregate amount of the Revolving Credit Commitments.

        "Revolving Credit Commitment" means the amount set forth on the signature pages hereto with respect to a Lender, or, if there has been a full or partial assignment of a Revolving Credit Commitment pursuant to the provisions of Subsection 12.17 hereof, as may be reflected on the records of Agent with respect to such assignment based on the respective Assignment and Acceptance Agreement.

        "Revolving Credit Facility" means the commitments of the Lenders to make Advances to Borrower pursuant to Subsection 2.1 hereof.

        "Revolving Credit Notes" has the meaning specified in Subsection 2.4 hereof, and "Revolving Credit Note" means any one of the Revolving Credit Notes.

        "Revolving Credit Termination Date" means the date two (2) years after the Closing Date hereunder (or such later date as may be agreed to by Lender pursuant to Section 2.7), or, if such day is not a Business Day, the next succeeding Business Day, or such earlier date on which all amounts outstanding hereunder and under the Revolving Credit Notes shall be due and payable pursuant to the terms hereof.

        "Senior Funded Debt" shall mean Total Funded Debt less: (a) any debt that is subordinated in structure or priority to other debt; (b) preferred stock; and (c) similar instruments.

        "Senior Revolving Debt" shall mean all indebtedness under the Revolving Credit Facility described herein.

        "Solvent" means, with respect to any Person, that as of the date of determination, both (a)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent obligations) of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due and (b) such Person is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

        "Subsidiary" means, for any Person, any corporation, partnership, or other entity of which fifty percent (50%) or more of the securities or other ownership interests having ordinary voting power to elect the board of directors or having direct power to perform functions similar to that of a board of directors is at the time directly or indirectly owned or controlled by such Person. Unless the context clearly indicates otherwise, the term "Subsidiary" refers to a Subsidiary of Borrower existing on the date of execution hereof or becoming a Subsidiary at any time thereafter.

        "Subsidiary Security Agreements" has the meaning set forth in Section
4.3.

        "Tangible Net Worth" shall mean net worth as defined by GAAP less the sum of all goodwill and intangible assets, for the Borrower and its Consolidated Subsidiaries.

        "Tax Indemnification Agreements" means any documentary stamp tax and intangible tax agreements executed by Borrower in favor of a Lender from time to time.

        "Total Funded Debt" shall mean and include all Funded Debt of the Borrower and its Subsidiaries, plus all Funded Debt of other entities or persons which has been guaranteed by the Borrower or any Subsidiary or which is supported by a letter of credit issued for the account of the Borrower or any Subsidiary.

        "Unused Fee" has the meaning defined in Section 2.8(a).

 .       1.2     OTHER DEFINITIONAL PROVISIONS

                (a) The terms "material" and "materially" shall have the meanings ascribed to such terms under Generally Accepted Accounting Principles as such would be applied to the business of Borrower or others, except as the context shall clearly otherwise require; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement unless the context shall otherwise require; (c) words in singular shall include the plural and words in plural shall include the singular, unless the context clearly requires otherwise; (d) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with, Generally Accepted Accounting Principles; (e) the words "hereby," "hereto," "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) words of any gender shall include all other genders; and (g) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties unless the context shall expressly provide otherwise.

                    SECTION 2. THE REVOLVING CREDIT FACILITY;
                               AMOUNT AND TERMS OF ADVANCES.

 .       2.1     THE REVOLVING CREDIT FACILITY

                (a) Each Lender severally agrees, on the terms and conditions set forth herein, that prior to the Revolving Credit Termination Date, and so long as there exists no Event of Default or circumstance which with the giving of notice or passage of time would become an Event of Default, it will, upon the request of Borrower, make advances to Borrower ("Advances") in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Credit Commitment; PROVIDED HOWEVER, that at no time shall the sum of (i) all outstanding Advances plus (ii) the face amount of all outstanding Letters of Credit plus (iii) (without duplication) all outstanding reimbursement obligations related to Letters of Credit under Section 3, ever exceed the aggregate of the Revolving Credit Commitments of the Lenders. During such period, subject to the limits set forth herein, Borrower may borrow, repay, and reborrow in accordance with the terms hereof.

                (b) If at any time the aggregate principal amounts outstanding under the Advances of any Lender plus such Lender's Pro Rata Portion of the face amount of all outstanding Letters of Credit (plus, without duplication, any reimbursement obligations due to such Lender with respect to Letters of Credit under this Agreement) exceeds the Revolving Credit Commitment of such Lender, Borrower shall prepay, without premium or penalty, the Advances so as to cause the aggregate outstanding amounts thereunder plus such Lender's Pro Rata Portion of the face amount of all outstanding Letters of Credit (plus, without duplication, any reimbursement obligations due to such Lender with respect to Letters of Credit under this Agreement) to be equal to or less than such Lender's Revolving Credit Commitment.

                (c) All Advances shall be subject to the terms and conditions of this Agreement and shall bear interest at the Prime Rate, as set forth in
Section 2.5. All Advances shall be made by the Lenders simultaneously and proportionately to their Pro Rata Portion of the aggregate Revolving Credit Commitments.

 .       2.2     MAKING OF ADVANCES AND FUNDING MECHANICS

                (a) The Advances shall be made upon irrevocable written notice from Borrower to Agent (effective upon receipt) no later than 12:00 p.m. (Eastern Time) two (2) Business Days prior to the date of any proposed Advances (with any notice given after the specified time being deemed to have been given on the following Business Day). Each such notice shall be given in writing delivered by hand or transmitted to Agent by facsimile transmission, telex, or cable, specifying the proposed (i) date of borrowing, (ii) aggregate amount of borrowing, and (iii) manner of receipt of the funds, and shall be accompanied by a Borrowing Certificate executed by the chief financial officer of Borrower as required by Subsection 6.3 hereof. Each request for Advances shall be in the aggregate minimum amount of $100,000.00 or an integral multiple of $100,000.00 in excess thereof.

                (b) Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any written notice referred to above that Agent believes in good faith to have been given by the

President, Chief Executive Officer, Chief Financial Officer, Assistant Secretary, or Treasurer of Borrower, or other Person designated by Borrower to Agent as authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Subsection, and, upon funding of Advances by Agent or any Lender in accordance with this Agreement pursuant to any such written notice, Borrower shall be deemed to have received Advances hereunder.

                (c) Each notice of a proposed borrowing shall be irrevocable and binding on Borrower. Borrower shall indemnify each Lender against any out of pocket loss, costs, or expense incurred by such Lender as a result of any failure of Borrower to fulfill on or before the date specified for an Advance all conditions for such borrowing set forth in Section 6 hereof, or as a result of any purported revocation of such borrowing request or any other reason for nonfunding of such Advance, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance, when such Advance is not made on such date.

                (d) Agent shall give each Lender notice of each request for Advances in writing or by telephone, telex, facsimile transmission, or cable, not later than 2:00 p.m. (Eastern Time) on the date of receipt of such request, provided that if the request was not received prior to 12:00 p.m. (Eastern
Time), Agent shall give such notice no later than 9:00 a.m. (Eastern Time) on the following Business Day. Not later than 12:00 p.m. (Eastern Time) on the date specified in such notice, each Lender shall make available to Agent, at its Lending Office, in immediately available funds, the Lender's Pro Rata Portion of such borrowing. After Agent's receipt of such funds, Agent will make such funds available to Borrower no later than 2:00 p.m. (Eastern Time) on the date specified in the notice. Each Advance shall be made to the Borrower by crediting the amount of the Advance to the general deposit account of Borrower maintained with Bank, except as otherwise specified in writing by Borrower.

                (e) Unless Agent shall have received notice from a Lender prior to the date of any proposed borrowing that such Lender will not make available to Agent such Lender's Pro Rata Portion of the borrowing, Agent may assume that the Lender has made such portion available to Agent on the date of such borrowing in accordance with the provisions hereof. Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If and to the extent that the Lender shall not have so made such Pro Rata Portion available to Agent, the Lender and Borrower severally agree to repay to Agent forthwith upon demand, to the extent not collected from the other, such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Advances comprising the borrowing, and (ii) in the case of the Lender, the Federal Funds Rate. If the delinquent Lender shall repay to Agent such amount (with interest), the amount so repaid shall constitute the Lender's Advance as part of such borrowing for purposes of this Agreement. If Borrower shall repay to Agent such corresponding amount, such payment shall not relieve the delinquent Lender of its obligations hereunder.

                (f) The failure of any Lender to make an Advance to be made by it as part of any borrowing, when required to do so by the provisions hereof, shall not relieve any other Lender of its obligation hereunder to make its Advance on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender. Nothing herein shall prejudice any rights or remedies that Borrower may have against any Lender as a result of any failure by such Lender to make an Advance hereunder.

        (2.3) USE OF PRRE. Advances shall be used by Borrower for working capital and general corporate purposes of the Borrower and the Subsidiaries of the Borrower which are Guarantors, subject to the restrictions hereinafter stated. No proceeds of any Advance hereunder shall be used for (i) any acquisition of any business or (ii) any joint venture or other alliance or contractual arrangement with another business. Borrower must obtain the prior written consent of the Required Lenders to use the proceeds of Advances for any acquisition of any equipment or other assets if the total purchase price of such equipment or other assets exceeds One Million Dollars ($1,000,000.00). If the Required Lenders so consent, such acquisition of equipment or other assets may be made only to the extent the same is in the ordinary course of business of the Borrower and the Subsidiaries of the Borrower which are Guarantors.

 .       2.4     REVOLVING CREDIT NOTES; LOAN ACCOUNTS

                (a) The aggregate indebtedness of Borrower to the Lenders resulting from the Advances shall be evidenced by a promissory note of Borrower to each of the Lenders in a principal amount equal to such Lender's Revolving Credit Commitment payable to the order of such Lender, in substantially the form of Exhibit "A" hereto (as may be amended, renewed, increased, restated, replaced, or otherwise modified from time to time, the "Revolving Credit Notes"). Each such Lender is irrevocably authorized by each Borrower to endorse its Note(s) and each Lender's record shall be prima facie evidence; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit, expand or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender; provided further that in the event of any Loans evidenced both by Loan Accounts, as provided in Section 2.4(b) hereof, and by Note(s), the Loan Accounts shall govern as prima facie evidence of the amount of the Loans made by the Lenders and the Agent to the Borrower and the interest and payments thereon.

                (b) The Advances made by each Lender shall be evidenced by one or more loan accounts or records (the "Loan Accounts") maintained by such Lender in the ordinary course of business. The Loan Accounts maintained by the Agent, as Lender, and each Lender shall be prima facie evidence of the amount of the Advances, as the case may be, made by the Lenders to the Borrower and the interest and payments thereon. Any failure to record or any error in doing so shall not, however, limit, expand or otherwise affect the obligations of the Borrower hereunder.

 .       2.5     INTEREST RATE

                (a) Borrower shall pay interest on the unpaid principal amounts of Advances from the date of such Advances until such principal amounts shall be paid in full, at the following rates per annum:

                      (i) with respect to all Advances, a rate equivalent to the
                Prime Rate in effect from time to time, which rate shall be adjusted daily to reflect changes in the Prime Rate, with each adjustment to be effective on the day the change occurs;

                      (ii) after the maturity or due date of the Advances
                (whether by acceleration or otherwise), a rate equivalent to two percent (2%) per annum above the rate per annum required to be paid on such Advances pursuant to paragraphs (i) or (ii) above (the "Default Rate").

                (b) Borrower shall pay interest in respect of any other obligations (other than Advances and interest thereon) of Borrower under the Loan Documents after the date when due at a rate per annum equal to two percent (2%) per annum above the rate per annum described in paragraph (i) above.

        (2.7) Interest and principal of the Advances shall be paid to Agent for the ratable account of the Lenders as follows:

                (a) Interest on the Advances shall be paid quarterly in arrears on the last day of each March, June, September, and December of each year, and on the Revolving Credit Termination Date, and shall be paid to and including each of such dates.

                (b) Advances shall be Continued as provided herein, and all outstanding principal, if not sooner paid, shall be paid on the Revolving Credit Termination Date.

                (c) If any payment of interest is more than ten (10) days late, Borrower will pay to Agent, for the account of the Lenders, a late charge equal to five percent (5%) of the payment (the "Late Fee"); provided, however, that no Late Fee shall be charged for interest accruing after acceleration of principal (and prior to any reinstatement). The provisions herein for a Late Fee shall not be deemed to extend the time for any payment or to constitute a "grace period" giving Borrower a right to cure such default.

        2.7 REVOLVING CREDT TERINATION DATE. All Borrowings outstanding under the Revolving Credit Facility shall be due and payable in full on the Revolving Credit Termination Date. The Borrower shall not request and the Lenders will not be required to make or consider requests for Revolving Credit Advances after the Revolving Credit Termination Date. The Borrower may, by written notice to the Agent (which shall promptly deliver a copy to each of the Lenders), given not more than one hundred twenty (120) days nor less than ninety (90) days prior to the Revolving Credit Termination Date, in effect, request that the Lenders extend the then scheduled Revolving Credit Termination Date. Upon delivery of such notice by the Borrower, the Required Lenders shall determine, in their sole and absolute discretion, whether to extend the Revolving Credit Termination Date for one (1) additional year on the same terms and conditions as set forth in this Agreement, and Agent shall give written notice to Borrower on or before the date thirty (30) days prior to the Revolving Credit Termination Date, as to whether the Required Lenders have elected so to extend the Revolving Credit Termination Date for one (1) additional year. If the Required Lenders elect to make any such extension of the Revolving Credit Termination Date, and assuming Borrower elects to accept such extension, Borrower shall, at its expense, execute such amendments to this Agreement and other documents as shall be reasonably required by Agent on behalf of the Lenders in connection with any such extension. Nothing contained herein shall obligate the Lenders to make any such extension of the Revolving Credit Termination Date, or obligate Borrower to accept any such extension.

        2.8 FEES

                (a) As further consideration for making the Revolving Credit Facility available, Borrower shall pay to Agent, for the ratable account of the Lenders, a fee (the "Unused Fee") from the date of this Agreement to the Revolving Credit Termination Date equal to Twenty-Five One Hundredths of One Percent (.25%) of the unused portion of the Lenders' Revolving Credit Commitments. Such Unused Fee shall be computed on the basis of the average daily unused portions of the Lenders' Revolving Credit Commitments. The Unused Fee shall be payable quarterly in arrears three (3) Business Days after the last day of each March, June, September, and December of each year, and on the Revolving Credit Termination Date, and shall be payable to and including the last days of such months and on the Revolving Credit Termination Date.

                (b) Borrower shall also pay to Agent such commitment, agency and other fees as Agent and Borrower shall separately agree from time to time.

        2.9 PAYMENTS AND COMPUTATIONS

                (a) Borrower shall make each payment hereunder not later than 1:00 p.m. (Eastern Time) on the day when due to Agent at its Lending Office in immediately available funds, free and clear of any defenses, set-offs, counterclaims, or withholdings or deductions for taxes. Agent will promptly thereafter cause to be distributed like funds ratably to the Lenders, in each case to be applied in accordance with the terms of this Agreement. Agent shall use its best efforts, in accordance with Agent's normal business practices, to provide to Borrower a written notice of payments due hereunder, stating the due date and amount of such payment due; PROVIDED THAT, the provision of such notice is a courtesy only and shall not affect the rights or obligations of the parties hereunder or under the Loan Documents, and any failure of Agent to provide any such notice, failure to provide such notice prior to the due date of any payment or lateness of any such notice, or any error or omission contained in any such notice, shall in no way affect the due date of any payment or the amount due, or otherwise affect the obligations of the Borrower or any Guarantor, or the rights or obligations of any party under this Agreement or under any of the Loan Documents. Any and all payments of interest not received from Borrower within ten (10) days after the interest payment is due under this Agreement, and any payments of principal not received within five (5) days after such principal is due, by acceleration or otherwise, shall be paid by immediate debits to Borrower's principal depositary account which shall be maintained at all times at the Lending Office of the Agent (the "Loan Payment Account"). Borrower hereby authorizes Agent to debit the Loan Payment Account on the tenth (10th) day following the due date of any interest payment due hereunder and not received by such day, and on the fifth (5th) day following the due date of any principal payment due hereunder and not received by such day, in each case in the full amount of the principal and accrued interest due on such date, and further to debit the Loan Payment Account at any time for any other amounts due under this Agreement as and when due. Failure of Borrower to maintain sufficient funds in the Loan Payment Account at all times to cover any debit made or authorized to be made by the Agent hereunder, shall constitute an immediate Event of Default under this Agreement. Agent shall use its best efforts to provide to Borrower a written debit advice within a reasonable period of time, in accordance with Agent's normal business practices, after each debit to the Loan Payment Account hereunder, stating the date and amount of such debit. PROVIDED THAT, the provision of such debit advice is a courtesy only and shall not affect the rights or obligations of the parties hereunder or under the Loan Documents; any failure of Agent to provide any such debit advice, failure to provide such debit advice within the stated time period after a debit, or any error or omission contained in any such debit advice provided, shall in no way affect the obligations of the Borrower or any Guarantor, or the rights or obligations of any party, hereunder or under any of the Loan Documents.

                (b) Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date. Agent may, in reliance upon such assumption, cause to be distributed to each Lender on the Business Day following the date when due an amount equal to the amount then due to such Lender. If and to the extent Borrower shall not have made such payment in full to Agent, each such Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the Federal Funds Rate.

                (c) Unless otherwise specified herein, or unless otherwise determined by the Required Lenders in their sole discretion, all payments shall be applied by the Lenders first to interest and other charges then accrued under this Agreement (to be allocated pro rata among the Advances according to amount accrued), and then to principal of the Advances. If Agent receives funds for application to the Advances under circumstances for which the Loan Documents or Borrower (to the extent permitted by the Loan Documents) do not specify the Advances to which such funds are to be applied, Agent may elect to distribute such funds for application to the Advances to each Lender ratably in accordance with such Lender's Pro Rata Portion of all outstanding Advances, in repayment or prepayment of such of the outstanding Advances of such Lender, as Agent shall determine in its discretion.

                (d) Borrower hereby authorizes Agent and each Lender, if and to the extent that any payments owed hereunder are not made when due, to charge such payments from time to time against any or all of Borrower's accounts with the Agent or the Lender, in which event the Agent or the Lender will give prompt notice to Borrower of such charge; provided, however, that the failure to give such notice shall not affect the validity of such charge.Any such Lender will give notice to Agent thereof.

                (e) Interest and any fees hereunder shall be computed on the basis of a year of 360 days, but charged for the actual number of days elapsed. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                (f) Notwithstanding anything contained herein to the contrary, in no event shall any interest rate provided for herein exceed the maximum rate of interest allowed by applicable law, as amended from time to time. Neither the Lenders nor Agent intend to charge any amount of interest or other fees or charges in the nature of interest that exceeds the maximum amount allowed by applicable law. If any payment of interest or in the nature of interest, together with all other payments of interest or in the nature of interest, would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal, unless Borrower notifies Agent in writing that the excess payment must be returned to Borrower, together with interest at the rate specified in Section 687.04(2), Florida Statutes, or any successor statute.

                (g) Each payment and prepayment by Borrower of principal or interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. If any installment of principal or interest becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, in the case of principal, interest shall be payable on such principal during the extension at the annual rate then in effect for such principal before maturity or default.

        2.10 PREPAYMENTS UNDER REVOLVING CREDIT FACILITY

                (a) Borrower shall be entitled to prepay Advances in whole or in part, at any time, without premium or penalty, upon at least two (2) Business Days prior notice to Agent, each notice stating the proposed date, Advances to be prepaid, and aggregate principal amount of the prepayment.

                (b) Any payment or prepayment of Advances shall be in the minimum principal amount of $100,000.00 or an integral multiple of $100,000.00 in excess thereof.

        2.11 SHARING OF PAYMENTS, ETC.

                (a) If any Lender shall obtain from Borrower payment of any principal of or interest on any Advance owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien, counterclaim, similar right, or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Advances or other amounts then due hereunder by Borrower to such Lender than its ratable percentage of such amounts pursuant to its Revolving Credit Commitment, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Advances or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and interest on the Advances or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                (b) Nothing contained herein shall require any Lender to exercise any set-off, banker's lien, or other right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency, or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a matter consistent with the rights of the Lenders entitled under this Subsection to share in the benefits of any recovery on such secured claim.

        2.12 INCREASED COSTS, CAPITAL ADEQUACY, ILLEGALITY, ETC.

                (a) If either (i) the introduction, after the date hereof, of or any change, after the date hereof, in any law or regulation or in the interpretation or administration of any law or regulation by any court or administrative or governmental authority charged with the interpretation of administration thereof or (ii) the compliance with any guideline issued from or request made by any such governmental authority, after the date hereof, including, without limitation, any central bank (whether or not having the force of law), (x) subjects any Lender or any corporation controlling a Lender to any tax of any kind whatsoever with respect to this Agreement or any Advance, or changes the basis of taxation of payments to such Lender or corporation of principal, commissions, fees, interest, or any other amount payable hereunder (except for (A) taxes on or measured by the overall net income of such Lender or branch, office, or agency through which such Lender is acting for purposes of this Agreement, (B) changes in the rate of such taxes, or (C) taxes for which such Lender is indemnified under Subsection 12.2; (y) imposes, modifies, or holds applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit or commitment therefor extended by, or any other acquisition of funds by, any office of any Lender which are not otherwise included in any determination of the Prime Rate or interest payable hereunder; or (z) imposes on any Lender or any corporation controlling a Lender any other condition, and as a result there shall be any increase in the cost to such Lender or corporation of agreeing to make or making, funding, or maintaining Advances by an amount deemed by such Lender to be material, then Borrower shall from time to time, upon notice from such Lender, pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost.

                (b) If any Lender determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) concerning capital adequacy or otherwise has or would have the effect of reducing the rate of return on the capital of such Lender or the corporation controlling the Lender as a consequence of, or with reference to, such Lender's commitment hereunder or its making or funding or maintaining Advances below the rate which such Lender or corporation could have achieved but for such compliance (taking into account the policies of such Lender or such corporation with regard to capital) by an amount deemed by such Lender material, Borrower shall from time to time, upon notice from such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or corporation for such reduction, PROVIDED, however, that such additional amounts shall be determined on a reasonable basis and be similarly charged to corporations or other entities similar to Borrower who are then borrowers from such Lender pursuant to agreements having provisions similar to this Subsection 2.12(b), to the extent permitted by such provisions. Each Lender agrees promptly to notify Borrower and Agent of any circumstances that would cause Borrower to pay additional amounts pursuant to this paragraph, provided that the failure to give such notice shall not affect Borrower's obligation to pay such additional amounts hereunder.

                          SECTION 3. LETTERS OF CREDIT

        3.1 LETTER OF CREDIT FACILITY; ISSUANCE OF LETTERS OF CREDIT. The Borrower shall give the Agent not less than five (5) Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Agent shall promptly notify each Lender of such request. Upon receipt of the Borrower's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, the Agent agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not in excess of the lesser of (a) the Letter of Credit Sublimit or (b) the aggregate amount of all of the Lenders' Revolving Credit Commitments minus the sum of (i) all outstanding Advances plus (ii) the aggregate face amount of all outstanding Letters of Credit plus (iii) (without duplication) all outstanding reimbursement obligations related to Letters of Credit hereunder. No Letter of Credit shall have a maturity extending beyond the earliest of (i) the Revolving Credit Termination Date or (ii) one year from the date of its issuance. Subject to such maturity limitations and so long as no Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, the Letters of Credit may be renewed by the Agent in its discretion. The Lenders shall participate ratably in any liability under the Letters of Credit and in any unpaid reimbursement obligations of the Borrower with respect to any Letter of Credit in their Pro Rata Portions. The amount of the Letters of Credit issued and outstanding and the unpaid reimbursement obligations of the Borrower for such Letters of Credit shall reduce the amount of the aggregate Revolving Credit Commitments available, so that at no time shall the sum of (i) all outstanding Advances in the aggregate, plus (ii) the aggregate face amount of all outstanding Letters of Credit, plus (iii) (without duplication) all outstanding reimbursement obligations related to Letters of Credit, exceed the aggregate Revolving Credit Commitments, and at no time shall the sum of all Advances made by any Lender plus its ratable share of amounts available to be drawn under the Letters of Credit and the unpaid reimbursement obligations of the Borrower in respect of such Letters of Credit exceed its Pro Rata Portion of the aggregate Revolving Credit Commitments.

        3.2 LETTER OF CREDIT FEES. In consideration for the issuance of each Letter of Credit, the Borrower shall pay:

                (a) to the Agent for its own account, an application, processing and facing fee in the amount of 0.10% of the face amount on each Letter of Credit issued, which fee shall be due and payable on the date of issuance of each Letter of Credit; and

                (b) to the Agent for the account of the Agent and the Lenders in accordance with their Pro Rata Portions of the face amount of such Letter of Credit, a per annum fee, payable upon each issuance, and at each annual renewal or extension of a Letter of Credit, in the amount of 0.25% of the face amount of the Letter of Credit then issued, renewed or extended.

        3.3 REIMBURSEMENT OBLIGATIONS

                (a) The Borrower hereby agrees to reimburse Agent immediately upon demand by Agent, and in immediately available funds, for any payment or disbursement made by Agent under any Letter of Credit. Payment shall be made by the Borrower with interest on the amount so paid or disbursed by Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the highest lawful rate, and (ii) the Prime Rate in effect from time to time; PROVIDED, HOWEVER, that if the Borrower would be permitted under the terms of Section 2, to borrow Advances in amounts at least equal to the reimbursement obligation for a drawing under any Letter of Credit, an Advance by each Lender, in an amount equal to such Lender's Pro Rata Portion, shall automatically be deemed made on the date of any such payment or disbursement made by Agent in the amount of such obligation and subject to the terms of this Agreement.

                (b) Upon an Event of Default hereunder, the Borrower hereby also agrees to pay to Agent immediately upon demand by Agent and in immediate available funds, as security for its reimbursement obligations in respect of the Letters of Credit under Section 3.3(a) hereof and any other amounts payable hereunder and under the Revolving Credit Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon. Any such payments shall be deposited in a separate account designated "Golden Bear Letter of Credit Account" or such other designation as Agent shall elect. All such amounts deposited with Agent shall be and shall remain funds of the Borrower on deposit with Agent and may be invested by Agent as Agent shall determine. Such amounts may not be used by Agent to pay the drawings under the Letters of Credit; however, such amounts may be used by Agent as reimbursement of Letter of Credit drawings which Agent has paid. If any amounts in the Golden Bear Letter of Credit Account shall have been deposited upon the occurrence of an Event of Default, and such Event of Default shall have been subsequently cured or waived and no other Event of Default exists, the Borrower shall be relieved of its obligations under this Section 3.3(b) until an Event of Default once again occurs. During the existence of an Event of Default but after the expiration of any Letter of Credit that was not drawn upon, the Borrower may direct the Agent to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the Golden Bear Letter of Credit Account, after the Revolving Credit Termination Date and after the expiration of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Borrower promptly after such expiration and such payment in full.

                (c) The obligations of the Borrower under this Section 3.3 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Borrower and until all other Obligations shall have been paid in full.

                (d) The Borrower shall be obligated to reimburse Agent upon demand for all amounts paid under the Letters of Credit as set forth in Section 3.3(a) hereof; provided, however, if the Borrower for any reason fails to reimburse Agent in full upon demand, whether by borrowing Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Agent in accordance with each Lender's Pro Rata Portions for amounts due and unpaid from the Borrower as set forth in Section 3.4 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge the Borrower's obligations to reimburse Agent.

                (e) The Borrower shall indemnify and hold Agent or any Lender, its officers, directors, representatives and employees harmless from loss of any claim, demand or liability which may be asserted against Agent or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith, and shall pay Agent for reasonable fees of attorneys (who may be employees of Agent) and legal costs paid or incurred by Agent in connection with any matter related to the Letters of Credit, except only for losses and liabilities incurred as a direct result of the gross negligence of wilful misconduct of Agent or such indemnified party. If the Borrower for any reason fails to indemnify or pay Agent or such indemnified party as set forth herein in full, the Lenders shall indemnify and pay Agent upon demand, in accordance with each Lender's Pro Rata Portion of such amounts due and unpaid from Borrower. The provisions of this Section 3.3(e) shall survive the termination of this Agreement.

        3.4 LENDERS' OBLIGATIONS. Each Lender agrees, unconditionally and irrevocable to reimburse Agent (to the extent Agent is not otherwise reimbursed by the Borrower in accordance with Section 3.3(a) hereof) on demand for such Lender's Pro Rata Portion of each draw paid by Agent under any Letter of Credit. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Revolving Credit Termination Date and shall survive termination of any Loan Documents.

        3.5 AGENT'S OBLIGATIONS

                (a) Agent makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Agent assumes no responsibility for the financial condition of the Borrower and its Subsidiaries or for the performance of any obligation of the Borrower. Agent may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

                (b) Except as set forth in subsection (c) below, Agent shall be under no liability to any Lender, with respect to anything the Agent may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Agent being to handle each Lender's share on as favorable a basis as Agent handles its own share and to promptly remit to each Lender its share of any sums received by Agent under any Application. Agent shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

                (c) Neither Agent nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Agent for wrongful payment of any Letter of Credit due to Agent's gross negligence or willful misconduct. Agent shall incur no liability to any Lender, the Borrower or any Affiliate of the Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Agent to be genuine or authentic and to be signed by the proper party.


               SECTION 4. COLLATERAL, GUARANTIES AND SUBORDINATION

        Payment of the Advances hereunder shall be secured, guaranteed, and subordinated as provided in this Section 4.

        4.1 LIEN AND SECURITY INTEREST IN ALL ASSETS OF THE BORROWER. Payment of the Advances, any and all other obligations under the Loan Documents, and any other obligations of Borrower to Lenders, presently existing or hereafter arising (collectively, the "Obligations"), shall be secured by a first priority perfected lien and security interest in all assets of Borrower, now owned or hereafter acquired, including but not limited to all personal property, furniture, fixtures, equipment, machinery, motor vehicles, inventory, accounts, documents, contract rights, leases, chattel paper, instruments, trademarks, copyrights, licenses, royalties, other intellectual property, and general intangibles now owned or hereafter acquired or arising, and all proceeds thereof; together with first priority mortgages upon any and all real property owned by Borrower; together with an assignment of rents and leases as to any real property leases held by Borrower (all of the foregoing, collectively, the "Borrower's Collateral"). Borrower shall execute and deliver to Agent for the benefit of the Lenders such security agreements, mortgages, assignments of rents and leases, and other security documents as Agent shall request, covering said Borrower's Collateral, all in form and substance satisfactory to Agent (collectively, the "Borrower Security Agreements"). The Borrower Security Agreements shall be sufficient, when notice thereof is properly filed or recorded in the appropriate jurisdictions, to grant to Agent for the benefit of the Lenders a first perfected lien and security interest in the property described therein, subject to no prior liens or encumbrances except in favor of Agent for the benefit of the Lenders or as Agent permits in writing. Borrower agrees to execute or otherwise provide to Agent for the benefit of the Lenders any and all modifications, financing statements, and other agreements, consents, and documents required by Agent now or in the future in connection therewith.

        4.2 GUARANTIES. Payment of all of the Obligations presently existing or hereafter arising shall be guaranteed, jointly and severally by each of the Guarantors, which guarantees shall be evidenced by the execution and delivery by Guarantors to the Agent for the benefit of the Lenders of absolute, continuing and unconditional guaranties in form and substance satisfactory to Agent (individually, a "Guaranty" and collectively, the "Guaranties").

        4.3 LIEN AND SECURITY INTEREST IN ALL ASSETS OF THE GUARANTORS. Payment of all obligations of each Guarantor under its Guaranty, and all Obligations hereunder shall be secured by a first priority perfected lien and security interest in all assets of each Guarantor, now owned or hereafter acquired, including but not limited to all personal property, furniture, fixtures, equipment, machinery, motor vehicles, inventory, accounts, documents, contract rights, leases, chattel paper, instruments, trademarks, copyrights, licenses, royalties, other intellectual property, and general intangibles now owned or hereafter acquired or arising, and all proceeds thereof; together with first priority mortgages upon any and all real property owned by such Guarantor; together with an assignment of rents and leases as to any real property leases held by such Guarantor (collectively, the "Subsidiary's Collateral"). Borrower shall cause each Guarantor to execute and deliver to Agent for the benefit of the Lenders such security agreements, mortgages, assignments of rents and leases, and other security documents as Agent shall request, covering said Subsidiary's Collateral, all in form and substance satisfactory to Agent (collectively, "Subsidiary Security Agreements"). The Subsidiary Security Agreements shall be sufficient, when notice thereof is properly filed or recorded in the appropriate jurisdictions, to grant to Agent for the benefit of the Lenders a first perfected lien and security interest in the property described therein, subject to no prior liens or encumbrances except in favor of Agent for the benefit of the Lenders or as Agent permits in writing. Borrower shall cause each Guarantor to execute or otherwise provide to Agent for the benefit of the Lenders any and all modifications, financing statements, and other agreements, consents, and documents required by Agent now or in the future in connection therewith.

        4.4 SUBORDINATION; PERMITTED PRIOR LIENS AND PERMITTED SUBORDINATE LIENS. The liens and security interests granted to Agent for the benefit of the Lenders pursuant to the Borrower Security Agreements and the Subsidiary Security Agreements shall be subordinate only to (a) those liens listed in Schedule 4.4 attached to this Agreement, to which Permitted Prior Liens the Agent hereby consents in writing, and (b) any liens in the nature of purchase money security interests in equipment acquired in the ordinary course of business of the Borrower and its Subsidiaries that are Guarantors, to which Agent may hereafter consent in writing, which purchase money security interests shall at no time exceed an aggregate of U.S. $3,500,000.00 in total purchase money indebtedness secured thereby, including both proceeds of any Advances hereunder used for equipment purchases or equipment leases and any such purchase money indebtedness to any other Person ((a) and (b) collectively, the "Permitted Prior Liens"). All of the Borrower's Collateral and all of the Subsidiary's Collateral of each Guarantor shall be free and clear of all liens, claims, or Encumbrances of any kind, except only for (i) the Permitted Prior Liens and (ii) any other liens permitted pursuant to Section 8.2 ("Permitted Subordinate Liens"), which Permitted Subordinate Liens shall be subordinate in priority to all liens and security interests granted to Agent for the benefit of the Lenders pursuant to the Borrower Security Agreements and the Subsidiary Security Agreements.

        4.5 CROSS-COLLATERAL; CROSS DEFAULT. The Obligations and any other obligations under the Loan Documents or the Guaranties shall be and constitute secured "Liabilities" or "Obligations" as defined in, and secured pursuant to, any other security agreement now existing or hereafter entered into between Borrower and the Agent for the benefit of the Lenders. The occurrence of any event of default under any other credit or loan agreement or agreement evidencing obligations for borrowed money, or under any other such security agreement, entered into between the Borrower and the Agent for the benefit of the Lenders, shall constitute an Event of Default hereunder.

                    SECTION 5. REPRESENTATIONS AND WARRANTIES

        To induce Agent and the Lenders to enter into this Agreement and to make the Advances hereunder, Borrower represents and warrants to Agent and the Lenders (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the Loan or Loans contemplated hereby) as follows:

        5.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW; NAME HISTORY. Each of Borrower and its Subsidiaries is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrower and its Subsidiaries has all requisite power (corporate and otherwise) to own and operate its properties and to carry on its business as now being conducted, is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary and is in good standing in such jurisdictions, has all licenses and permits necessary to carry on and conduct its business in all states and localities wherein it now operates. Each of Borrower and its Subsidiaries is, and for so long as this Agreement remains in effect will remain, in compliance with all other requirements of law, rule, or regulation applicable to it or to its business, including without limitation any and all city, county, state, or federal legal or regulatory requirements, requirements of any governmental protective agencies, Office of Safety and Health Administration, Federal and State land sales statutes, regulations governing Developments of Regional Impact (DRI's), any and all equal opportunity laws or regulations, and any and all court or regulatory orders, or other legal, judicial, or regulatory requirements applicable to it or its business, except in each case where the lack of such circumstance would not have a Material Adverse Effect. Borrower does not have any direct or indirect Subsidiaries, except for those described on Schedule 5.1 hereto. Except as set forth in Schedule 5.1 hereto, neither Borrower nor any of its Subsidiaries has merged, changed its name, or done business under a fictitious name during the past five years.

        5.2 CORPORATE POWER AND AUTHORIZATION TO EXECUTE LOAN DOCUMENTS; NO CONFLICT; NO CONSENT. Each of Borrower and the Guarantors has the corporate power and authority to execute and deliver the Loan Documents to be executed by it and to perform its obligations thereunder and has taken all corporate action necessary to authorize the execution, delivery, and performance of such Loan Documents and to authorize the transactions contemplated thereby. The execution, delivery, and performance by each of Borrower and each Guarantor of the Loan Documents to be executed by it does not: (a) contravene, conflict with, result in the breach of, or constitute a violation of or default under (i) the certificate of incorporation or bylaws of Borrower or such Guarantor, (ii) any applicable law, rule, regulation, judgment, order, writ, injunction, or decree of any court or governmental authority, except where the lack of such circumstance would not have a Material Adverse Effect, or (iii) any agreement or instrument to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or any of its property may be bound or affected, except where the lack of such circumstance would not have a Material Adverse Effect; or (b) result in the creation of any lien, charge, or encumbrance upon any property or assets of Borrower or any Guarantor pursuant to any of the foregoing. No consent, license, or authorization of, or filing with, or notice to, any Person or entity (including, without limitation, any governmental authority), is necessary or required in connection with the execution, delivery, performance, validity, or enforceability of the Loan Documents and the transactions as contemplated thereunder, except for consents, licenses, authorizations, filings, and notices which have already been obtained or performed and of which Agent has been provided written notice, which are referred to or disclosed in the Loan Documents, or except which the failure to have would not have a Material Adverse Effect. Any consents, licenses, authorizations, filings, or notices which have been obtained remain in full force and effect.

        5.3 ENFORCEABLE OBLIGATIONS. The Loan Documents constitute legal, valid, and binding agreements of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with their respective terms.

        5.4 FINANCIAL CONDITION

                (a) The consolidated financial statements (including the notes thereto) as of June 30, 1997, of Borrower and its Subsidiaries, copies of which have been furnished to Agent and Lenders, are correct, complete, and fairly present the financial condition of Borrower and its Consolidated Subsidiaries as of the date of the financial statements and fairly present the results of the operations of Borrower and its Consolidated Subsidiaries, taken as a whole, for the period covered thereby.

                (b) The financial statements described above have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis maintained throughout the period involved. There has been no material adverse change in the business, operations, properties, or financial condition of Borrower and its Consolidated Subsidiaries, taken as a whole, since the date of such financial statements.

                (c) Borrower and its Consolidated Subsidiaries, when taken as a whole, do not have any material direct or contingent liabilities, liabilities for taxes, long-term leases, or unusual forward or long-term commitments as of the date of this Agreement which are not disclosed by, provided for, or reserved against in the foregoing financial statements or referred to in notes thereto, and at the date of this Agreement there are no material unrealized or anticipated losses of Borrower and its Subsidiaries, when taken as a whole.

        5.5 NO LITIGATION. Except as set forth in Schedule 5.5 hereto, there is no suit or proceeding at law or in equity or other proceeding or investigation (including proceedings by or before any court, arbitrator, governmental or administrative commission, board, bureau, or other administrative agency) pending, or to the knowledge of Borrower threatened, against Borrower, against any of its Subsidiaries, or against any of its or their properties, existence, or revenues which, individually or in the aggregate, if adversely determined, is reasonably likely to have a Material Adverse Effect, or, regardless of outcome, which would be required to be disclosed in notes to any consolidated balance sheets as of the date hereof of Borrower and its Consolidated Subsidiaries prepared in reasonable detail in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

        5.6 INVESTMENT COMPANY ACT; REGULATION

                (a) Neither Borrower nor any of its Subsidiaries is an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for, any "investment company," or a company "controlled" by an "investment company," and Borrower is not an "investment advisor" or an "affiliated person" of an "investment advisor" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). Neither the making of the Advances or Loans, nor the establishment of the credits hereunder, nor the application of the proceeds or repayment thereof by Borrower, nor the consummation of the other transactions contemplated hereby, will violate the provisions of the foregoing Act or any rule, regulation, or order promulgated thereunder.

                (b) Neither Borrower nor any of its Subsidiaries is subject to regulation under any state or local public utilities code or federal, state, or local statute or regulation limiting the ability of Borrower or any Subsidiary to incur indebtedness for money borrowed.

        5.7 DISCLOSURE AND NO UNTRUE STATEMENTS. No representation or warranty or statement made by Borrower or by any Guarantor in the Loan Documents or in any schedule or exhibit thereto, or in any certificate, report, statement, or other document or information furnished to the Agent in connection with or prior to the Loan Documents, or which will be made or furnished by Borrower or any Guarantor from time to time in connection with the Loan Documents, contains or will contain any misrepresentation or untrue statement of any material fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. There is no fact known to Borrower which would have a Material Adverse Effect, which has not been set forth or referred to in the Loan Documents or otherwise disclosed in writing to Agent.

        5.8 TITLE TO ASSETS; LEASES IN GOOD STANDING. Borrower has good and marketable title in fee to such of its fixed assets as are real property and good and marketable title to its other properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in Subsection 5.4 hereof, except where the failure to have such title would not have a Material Adverse Effect, and except for such assets as have been disposed of in the ordinary course of business. All such properties and assets are free and clear of all liens, mortgages, pledges, security interests, charges, title retention agreements, or other Encumbrances of any kind, except those permitted under Subsection 8.2, if any. Each of Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is now operating, the termination of which could be reasonably expected to have a Material Adverse Effect, and all such leases are valid, subsisting, and in full force and effect and neither Borrower nor any Subsidiary is in violation of any material term of any such lease.

        5.9 PAMENT OF TAXES. Each of Borrower and, to the extent required, its Subsidiaries, has filed or caused to be filed all federal, state, and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, other than taxes being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles, and no controversy in respect of additional taxes of Borrower is pending, or, to the knowledge of Borrower, threatened.

        5.10 NO DEFAULT UNDER AGREEMENT OR INSTRUMENTS. Each of Borrower and its Subsidiaries is in full compliance with and is not in default in the performance, observance, or fulfillment of any obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, except where such failure would not have a Material Adverse Effect.

        5.11 PATENTS, TRADEMARKS, LICENSES, ETC.. Each of Borrower and each of its Subsidiaries owns, possesses, or has the right to use, and holds free from burdensome restrictions or known conflicts with the rights of others, all patents, patent rights, licenses, trademarks and service marks, trademark and service mark rights, trade names, trade name rights, and copyrights, and all rights with respect to the foregoing, necessary to conduct its business as now conducted, and is in full compliance with the terms and conditions, if any, of all such patents, patent rights, licenses, trademarks and service marks, trademark and service mark rights, trade names, trade name rights, or copyrights and the terms and conditions of any agreements relating thereto, except where such failure would not have a Material Adverse Effect.

        5.12 GOVERNMENT CONTRACT. Neither Borrower nor any Subsidiary of Borrower is subject to the renegotiation of any government contract in any material amount.

        5.13 ERISA REQUIREMENT. Except as previously disclosed to Agent in writing, neither Borrower nor any Subsidiary has in force any pension plan subject to Title IV of ERISA. Neither Borrower nor any Subsidiary has ever terminated a pension plan subject to Title IV of ERISA. In addition, neither Borrower nor any predecessor of Borrower, nor any Subsidiary or any predecessor of such Subsidiary, is now or was formerly during the five year period immediately preceding the effective date of this Agreement a participating employer in any multi-employer plan within the meaning of 001(1)(a)(3) of ERISA. Each employee benefit plan maintained by Borrower or any Subsidiary which is subject to the requirements of ERISA substantially complies with all of the requirements of ERISA and those plans which are subject to being "qualified" under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time, have since their adoption been "qualified" and have received favorable determination letters from the Internal Revenue Service so holding. To the best knowledge of Borrower, there is no matter which would adversely affect the qualified tax exempt status of any such trust or plan, and except as previously disclosed to Agent, there are no deficiencies for any such plan or trust. To the best knowledge of Borrower, no employee benefit plan sponsored by Borrower or any Subsidiary has engaged in a non-exempt "prohibited transaction" as defined in ERISA.

        5.14 SOLVENCY. Borrower is, and on and after the consummation of the transactions contemplated herein will be, Solvent. Each Subsidiary of Borrower is, and on and after the consummation of the transactions contemplated herein will be, Solvent.

        5.15 LOCATION OF OFFICES. The chief executive office, the principal place of business, and the office where all books and records of Borrower and each Subsidiary of Borrower are kept is at the location described on the signature pages hereof for Borrower.

        5.16 SUBSIDIARIES. The matters described above at Subsections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, and 5.15 with respect to Borrower, its business, and its assets, are true with respect to each Subsidiary, its business, and its assets, to the extent applicable.

                        SECTION 6. CONDITIONS OF LENDING

        The obligation of Agent and the Lenders to establish the credit and to permit any Borrowings hereunder is conditioned upon the performance of all agreements by Borrower contained herein that are required to be performed at or prior to the time of such Borrowings, as well as satisfaction or waiver by the Required Lenders of the following conditions precedent:

        6.1 CONTINUING ACCURACY OF REPRESENTATIONS AND WARRANTIES. At the time of each Borrowing hereunder, the representations and warranties set forth in
Section 5 hereof, as supplemented by written disclosures given by Borrower to Agent and the Lenders (including subsequent financial statements provided to Agent and the Lenders) of changes affecting such representations and warranties (but which changes would not create an Event of Default under this Agreement except as may have been waived by the Required Lenders in writing or for which consent has been given by the Required Lenders in writing in their sole discretion) shall be true, correct, and complete on and as of the date of the Borrowing with the same effect as though the representations and warranties had been made on and as of the date of the Borrowing, except to the extent that such representations and warranties may expressly relate to an earlier date, in which case they shall continue to be true as of such date.

        6.2 NO DEFAULT. At the time of each Borrowing hereunder, no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing at the time of such Borrowing.

        6.3 BORROWING CERTIFICATE At the time of each Borrowing hereunder, Borrower will deliver to Agent a certificate substantially in the form of Exhibit B attached to this Agreement ("Borrowing Certificate"), executed by Borrower's chief executive officer certifying the matters contained in Subsections 6.1 and 6.2 hereof, and including without limitation a specific certification of compliance with all covenants including all financial covenants of the Borrower, as of such date (or specifying all exceptions thereto and what actions Borrower is taking or proposes to take with respect thereto), which Borrowing Certificate shall be in form and substance satisfactory to Agent.

        6.4 OPINION OF BORROWER'S COUNSEL. On or prior to the date of this Agreement, Agent and the Lenders shall have received the favorable opinion of counsel for Borrower, in form and substance satisfactory to Agent and the Lenders.

        6.5 APPROVAL OF AGENT'S COUNSEL. On or prior to the date of this Agreement, all legal matters in connection with the Loan Documents and the transactions herein and therein contemplated and all documents and proceedings shall be satisfactory in form and substance to Holland & Knight, counsel for Agent.

        6.6 LOAN DOCUMENTS. On or prior to the date of this Agreement, Agent shall have received, on behalf of the Lenders, duly executed, this Agreement and the other Loan Documents, all in form and substance satisfactory to Agent, counsel for Agent, and the Lenders.

        6.7 INSURANCE.At least ten (10) days prior to the Closing under this Agreement, Agent shall have received, on behalf of the Lenders, evidence of insurance coverage of Borrower and all of its Subsidiaries, and their business and properties, satisfactory in form, substance and amount, to the Agent, in its reasonable discretion, including such insurance coverage for liability, casualty, property damage, hazards, workmen's compensation and any other special coverages as the Agent may reasonably require.

        6.8 SUPPORTING DOCUMENTS. On or prior to the date of this Agreement, Agent shall have received, on behalf of the Lenders, all other documents and instruments required hereunder or otherwise reasonably required by Agent or any Lender to be executed and delivered or otherwise provided in form and substance satisfactory to Agent, counsel for Agent, and the Lenders, including without limitation certified copies of organizational documents, including bylaws, authorizing resolutions of the Board of Directors, incumbency certificates, and good standing certificates for the Borrower and each Guarantor; certified copies of all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower or any Guarantor in connection with this Agreement or the credit extended hereunder; executed, recorded and filed Uniform Commercial Code financing statements perfecting first lien security interests in all of the Borrower's Collateral and all of the Subsidiary's Collateral of each Subsidiary; and any and all other agreements, documents or instruments reasonably required by Agent to obtain the Guaranties and the security interests to be granted pursuant to Section 4 of this Agreement.


                        SECTION 7. AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that from the date of this Agreement until payment in full of all present or future indebtedness hereunder and termination of all present or future credit facilities established hereunder, unless the Required Lenders shall otherwise consent in writing, Borrower will fully comply with the following provisions:

        7.1 FINANVIAL REPORTS AND OTHER INFORMATION. Borrower will deliver or cause to be delivered to Agent and the Lenders the following:

                (a) As soon as practicable and in any event within sixty (60) days after the end of each fiscal quarter, then current financial statements of the Borrower and its Consolidated Subsidiaries for such fiscal quarter, including without limitation a balance sheet as of the last day of such quarter, a statement of income for such quarter and cumulative year-to-date, and related statement of cash flows for such fiscal quarter for Borrower and its Consolidated Subsidiaries, all in reasonable detail and satisfactory in scope to Required Lenders and certified by the chief financial officer of Borrower as to the fairness, completeness and accuracy of such financial statements and that the same have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to changes resulting from normal, recurring year-end adjustments;

                (b) As soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, the then current audited financial statements of the Borrower and its Consolidated Subsidiaries for such fiscal year, including the balance sheet as of the end of such fiscal year, and related statements of income, retained earnings, and cash flows for such fiscal year for Borrower and its Consolidated Subsidiaries, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to Required Lenders and, with respect to consolidated financial statements for Borrower, certified by and containing an unqualified opinion of Arthur Anderson LLP, or other independent certified public accountants of recognized national standing, which accountants shall be selected by Borrower and satisfactory to the Required Lenders, and with respect to the other financial statements, certified by the chief financial officer of Borrower as to the fairness, completeness and accuracy of such financial statements and that the same have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to changes resulting from normal, recurring year-end adjustments;

                (c) Together with delivery of the items required in clause (b), a detailed report of the Borrower's projections of its revenues, expenses, results of operations, cash flows and financial position for the next fiscal year, broken down by month, in such degree of specificity as may be reasonably requested by Agent, and including without limitation projected income statements, balance sheets and cash flow statements for each quarter of the next fiscal year for the Borrower and its Consolidated Subsidiaries;

                (d) Within ten (10) days after receipt thereof, copies of any management audit letters provided to Borrower by the independent certified public accountant who prepared Borrower's financial statements;

                (e) As soon as practicable and in any event within sixty (60) days after the end of each fiscal quarter, a copy of any quarterly 10-Q report or any other report filed by Borrower with the United States Securities and Exchange Commission during or for such quarter, if any;

                (f) As soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, a copy of the annual 10-K report filed by Borrower with the United States Securities and Exchange Commission if any;

                (g) Together with each delivery of the items required by clauses
(a) and (b) above, a certificate in the form attached hereto as Exhibit C (the "Compliance Certificate") executed by the chief financial officer of Borrower,
(i) containing computations in reasonable detail indicating compliance with Subsections 7.15(a), (b), (c), (d), (e) and (f) hereof, and (ii) certifying the matters contained in Subsections 6.1 and 6.2 hereof as of such date (or specifying all exceptions thereto and what actions Borrower is taking or proposes to take with respect thereto);

                (h) As soon as practicable and in any event within twenty-five
(25) days after the end of each calendar month, then current consolidating (breaking out each Subsidiary separately) and consolidated financial statements of the Borrower and its Consolidated Subsidiaries for such month, including without limitation a balance sheet as of the last day of such month, statement of income for such month and cumulative year-to-date, and related statement of cash flows, in each case for Borrower and its Consolidated Subsidiaries, and for each Subsidiary separately, all in reasonable detail and satisfactory in scope to Required Lenders and certified by the chief financial officer of Borrower as to the fairness, completeness and accuracy of such financial statements and that the same have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to changes resulting from normal, recurring year-end adjustments;

                (i) With reasonable promptness, such additional financial or other data relating to Borrower or any of its Subsidiaries as Agent or any Lender may from time to time reasonably request.

        Agent and the Lenders are hereby authorized to deliver upon request a copy of any financial statements or any other information relating to the business, properties, or financial condition of Borrower or any of its Subsidiaries which may be furnished to them or come to their attention pursuant to the Loan Documents or otherwise, to any regulatory body or agency having jurisdiction over Agent or the Lenders or to any Person which shall, or shall have the right or obligation to, succeed to all or any part of Agent's or the Lenders' interest in the Loan Documents, subject to the provisions of Subsection
12.18 hereof.

        7.2 PAYMENT OF INDEBTEDNESS TO AGENT; PERFORMANCE OF OTHER COVENANTS; PAYMENT OF OTHER OBLIGATIONS. (a) Borrower will make full and timely payment of the principal of and interest on the indebtedness owed hereunder, subject to the grace periods set forth in Subsection 9.1, if any; (b) Borrower will duly comply with all the terms and covenants contained in the Loan Documents; and (c) Borrower will make full and timely payment of all other Indebtedness of Borrower to Agent, whether now existing or hereafter arising, subject to any applicable grace periods.

        7.3 CONDUCT OF BUSINESS; MAINTENANCE OF PROPERTY. Borrower will do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and rights and privileges as a corporation and its franchises, licenses, trade names, patents, trademarks, and permits which are necessary for the continuance of its business, and continue to engage principally in the business currently operated by Borrower.

        7.4 MAINTENANCE OF PROPERTY. Borrower will maintain its property in good condition and repair and, from time to time, make all necessary and proper repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management; provided, however, that nothing contained herein shall prevent Borrower from selling or abandoning items of property in the ordinary course of business or, with concurrent written notice to Agent, from terminating, in the discretion of the officers or directors of Borrower, any joint venture or any non-material operation.

        7.5 RIGHT OF INSPECTION; DISCUSSIONS. Borrower will permit any Person designated by Agent or the Required Lenders to visit and inspect any of the properties, corporate books, records, papers, and financial reports of Borrower, including the making of any copies thereof and abstracts therefrom, and to discuss its affairs, finances, and accounts with its principal officers, all at such reasonable times during normal business hours and with prior notice and as often as Agent or the Required Lenders may reasonably request. Borrower will also permit Agent or the Required Lenders, or their designated representatives, to audit or appraise, at Agent's or such Required Lenders' expense, any of its assets or financial and business records, provided that upon the occurrence and continuance of an Event of Default, such audit or appraisal shall be at Borrower's expense. Any designated representative of Agent or Required Lenders shall agree to be bound by the provisions of Subsection 12.18 hereof.

        7.6 NOTICES. Borrower will reasonably promptly give notice in writing to Agent of:

                (a) The occurrence of any Event of Default (or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both) hereunder in which case such notice shall specify the nature thereof, the period of existence thereof, and the action that Borrower proposes to take with respect thereto;

                (b) the occurrence of any casualty to any facility of Borrower or any of its Subsidiaries or any other force majeure (including, without limitation, any strike or other labor disturbance) affecting the operation or value of any such facility, and whether or not such casualty or force majeure is covered by insurance, which casualty, facility, or force majeure could reasonably be expected to give rise to a Material Adverse Effect;

                (c) the commencement or any material change in the nature or status of any litigation, dispute, or proceeding, or the instituting of any attachment, levy, execution, or other process by or against any assets of Borrower or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect; and

                (d) the occurrence of a change in, modification to, cancellation or early termination of, or default in (or event which would constitute a default but for the requirement that notice be given or time elapse or both) any obligation, contract, or agreement of Borrower or any of its Subsidiaries with any other Person, which could reasonably be expected to give rise to a Material Adverse Effect.

        7.7 PAYMENT OF TAXES; LIENS. Borrower will pay or cause to be paid when due, subject to any permitted extensions, all taxes, assessments, and other governmental charges which may lawfully be levied or assessed (a) upon the income or profits of Borrower; (b) upon any property, real, personal or mixed, belonging to Borrower, or upon any part thereof; or (c) by reason of employee benefit plans sponsored by Borrower, and will also pay or cause to be paid when due, subject to any permitted extensions, any lawful claims for labor, material, or supplies which, if unpaid, might become a lien or charge against any property of Borrower; provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim that is past due so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves (determined in accordance with Generally Accepted Accounting Principles) with respect to any such tax, assessment, charge, levy, or claim so contested; but provided further that any such tax, assessment, charge, levy, or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

        7.8 INSURANCE OF PROPERTIES. Borrower will keep its business and properties insured at all times by insurance companies selected by it and acceptable to Agent against the risks for which provision for such insurance is usually made by other Persons engaged in a similar business similarly situated (including without limitation insurance for fire and other hazards and insurance against liability on account of damage to persons or property and insurance under all applicable workman's compensation laws) and to the same extent thereto and carry such other types and amounts of insurance as are usually carried by Persons engaged in the same or a similar business similarly situated, and upon request deliver to Agent a certificate from the insurer setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

        7.9 TRUE BOOKS. Borrower will keep proper and true books of record and account, satisfactory to Agent, in which full, true, and correct entries will be made of all of its dealings and transactions customarily recorded in the books of businesses of types substantially similar to that of Borrower, and establish on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to all taxes, assessments, charges, levies, and claims referred to in Subsection 7.7 hereof, and with respect to its business in general, and will, to the extent required by Generally Accepted Accounting Principles, include such reserves in any interim as well as year-end financial statements.

        7.10 OBSERVANCE OF LAWS. Borrower will conform to and duly observe in all material respects, all laws, regulations, and other valid requirements of any governmental authority with respect to the conduct of its business, including without limitation all laws, rules and regulations referenced in Subsection 5.1 above.

        7.11 FURTHER ASSURANCES. At its cost and expense, upon request of Agent, Borrower will duly execute and deliver or cause to be duly executed and delivered to Agent such further instruments or documents and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of Agent to carry out more effectively the provisions and purposes of this Agreement.

        7.12 ERISA BENEFIT PLANS. Borrower will substantially comply with all requirements of ERISA applicable to it. Borrower will furnish to Agent as soon as possible and in any event within 10 days after Borrower or a duly appointed administrator of a plan (as defined in ERISA) knows or has reason to know that any reportable event, funding deficiency, or prohibited transaction (as defined in ERISA) with respect to any plan has occurred, a statement of the chief financial officer of Borrower describing in reasonable detail such reportable event, funding deficiency, or prohibited transaction and any action which Borrower proposes to take with respect thereto, together with a copy of the notice of such event given to the Pension Benefit Guaranty Corporation or the Internal Revenue Service or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized.

        7.13 WITHHOLDING TAXES. Borrower will pay, as and when due, all employee withholding, FICA, and other tax payments required by federal, state, and local governments with respect to wages paid to employees.

        7.14 CHANGE OF NAME, PRINCIPAL PLACE OF BUSINESS, OFFICE, OR AGENT. Borrower will notify Agent in writing of any change in the name of Borrower or any of its Subsidiaries, the principal place of business of Borrower or any of its Subsidiaries, the office where the books and records of Borrower or any of its Subsidiaries are kept, or any change in the registered agent of Borrower or any of its Subsidiaries for the purposes of service of process, in each case within [ten (10) days] before any such change made.

        7.15 FINANCIAL CONVENANTS. Borrower will at all times hereunder, in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, maintain with respect to Borrower and its Consolidated Subsidiaries, on a consolidated basis:

                (a) Tangible Net Worth at all times greater than or equal to the sum of (i) Twenty-Eight Million Dollars ($28,000,000.00) plus (ii) the amount equal to Sixty Percent (60%) of consolidated net income, or One Hundred Percent (100%) of the consolidated net loss, of the Borrower and its Consolidated Subsidiaries for the most recently ended fiscal quarter.

                (b) A ratio of EBITDA to the sum of interest expense plus current maturities of Funded Debt, greater than or equal to 2.00 to 1.00, at the end of each fiscal quarter, with interest expense plus current maturities of Funded Debt calculated as of such quarter end (provided that "current maturities" for the quarter ended June 30, 1997 shall exclude debt paid off with proceeds of Advances under the Revolving Credit Facility), and with EBITDA for this purpose calculated in the manner set forth below:

                      (i) For the quarter ended June 30, 1997, EBITDA for such quarter multiplied by four (4);

                      (ii) For the quarter ended September 30, 1997, the product of Two (2) multiplied by the sum of (A) EBITDA for the quarter ended June 30, 1997 and (B) EBITDA for the quarter ended September 30, 1997;

                      (iii) For the quarter ended December 31, 1997, the product of One and Thirty-Three One Hundredths (1.33) multiplied by the sum of (A) EBITDA for the quarter ended June 30, 1997 and (B) EBITDA for the quarter ended September 30, 1997 and (C) EBITDA for the quarter ended December 31, 1997;

                      (iv) For all quarters ended after December 31, 1997, EBITDA calculated at the end of such quarter for the four quarters then ending.

                (c) A ratio of Current Assets to Current Liabilities of greater than or equal to 1.40 to 1.00 at the end of each fiscal quarter, with both of Current Assets and Current Liabilities calculated as of such quarter end;

                (d) A ratio of Senior Revolving Debt to EBITDA of less than or equal to (A) 2.00 to 1.00, for the quarter ended June 30, 1997, (B) 3.00 to 1.00, for the quarter ended September 30, 1997, and (C) 4.00 to 1.00, for all quarters ending after December 31, 1997, with Senior Revolving Debt calculated as of each such quarter end and with EBITDA calculated for this purpose as set forth below:

                      (i) For the quarter ended June 30, 1997, EBITDA for such quarter multiplied by four (4);

                      (ii) For the quarter ended September 30, 1997, the product of Two (2) multiplied by the sum of (A) EBITDA for the quarter ended June 30, 1997 and (B) EBITDA for the quarter ended September 30, 1997;

                      (iii) For the quarter ended December 31, 1997, the product of One and Thirty-Three One Hundredths (1.33) multiplied by the sum of (A) EBITDA for the quarter ended June 30, 1997 and (B) EBITDA for the quarter ended September 30, 1997 and (C) EBITDA for the quarter ended December 31, 1997;

                      (iv) For all quarters ended after December 31, 1997, EBITDA calculated at the end of such quarter for the four quarters then ending.

                (e) A ratio of Total Funded Debt to Capital of less than or equal to 0.60 to 1.00 at the end of each fiscal quarter, with both of Total Funded Debt and Capital calculated as of such quarter end; and

                (f) A ratio of Senior Funded Debt to Capital of less than or equal to 0.40 to 1.00 at the end of each fiscal quarter, with both of Senior Funded Debt and Capital calculated as of such quarter end.

        7.16 OPERATING ACCOUNTS. Borrower shall have established and shall maintain, at all times hereunder, all primary depositary accounts used by the Borrower or any Subsidiary, or in the business of the Borrower or any of its Subsidiaries, at the Lending Office of the Agent.

        7.17 HEDING REQUIREMENTS. At all times on and after [the Closing Date hereunder], Borrower shall maintain one or more Interest Rate Agreements with respect to the Loans covering an aggregate combined notional principal amount of not less than $2,500,000. Such Interest Rate Agreements shall each (a) have a term of not less than two (2) years from the Closing Date, (b) be with Agent or financial institutions satisfactory to Agent, and (c) be in form and substance satisfactory to Agent.

        7.18 AFFIRMATIVE COVENANTS RELATING TO SUBSIDIARIES. Borrower will cause each Subsidiary to do, with respect to itself, its business, and its assets, all of the things required of Borrower in Subsections 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15 and 7.16.

                          SECTION 8. NEGATIVE COVENANTS

        Borrower covenants and agrees that from the date of this Agreement until payment in full of all present or future indebtedness hereunder and termination of all present or future credit facilities established hereunder, unless the Required Lenders shall otherwise consent in writing, Borrower will fully comply with the following provisions:

        8.1 OTHER INDEBTEDNESS. Borrower will not, directly or indirectly, create, incur, assume, or permit to exist any Indebtedness, except: (a) Indebtedness under this Agreement; (b) indebtedness outstanding as of the date of this Agreement with respect to and secured by the Permitted Prior Liens, but not including any future advances, extensions, renewals, modifications or increases of any such indebtedness; (c) capital lease obligations incurred in the ordinary course of business to finance Capital Expenditures (other than expenditures for equipment purchases or equipment leases permitted under Section 8.1(d)), provided that such indebtedness shall be incurred within 90 days after the making of the Capital Expenditures financed thereby, and provided further that such indebtedness shall not exceed $1,000,000.00 in the aggregate at any time; (d) indebtedness incurred in the ordinary course of business of the Borrower and its Subsidiaries which are Guarantors in connection with the purchase or lease of equipment or vehicles, whether or not secured by purchase money security interests therein, provided that such indebtedness shall not exceed $3,500,000.00 in the aggregate at any time, including both the proceeds of any Advances hereunder used for such purposes and any Indebtedness to any other Person for such purposes; and (e) Interest Rate Agreements and currency hedging arrangements.

        8.2 LIMITATIONS ON MORTGAGES, LIENS, ETC. Borrower will not, directly or indirectly, create, incur, assume, or suffer or permit to exist any mortgage, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor or lessor, but excluding liens, if any, evidenced by operating leases) upon or with respect to any of its assets, or assign or otherwise convey any right to receive income, except: (a) capital leases described in Subsection 8.1(b) hereof; (b) purchase money security interests described in Subsection 8.1(c) hereof; (c) liens on assets acquired after the date hereof if such liens were in place at the time of acquisition; (d) non-consensual liens which are removed within ten (10) days after the incurrence thereof; (e) deposits or pledges in connection with worker's compensation, unemployment insurance, or other social security obligations incurred in the ordinary course of business; (f) liens securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds; (g) mechanics', workmen's, materialmen's, or other like liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith; (h) liens for taxes not yet due or being contested in good faith by appropriate proceedings, and in the case of those being contested, as to which Borrower shall have set aside on its books adequate reserves; (i) liens imposed by operation of law, unless the amount of the claim or the value of the affected property is in excess of $100,000.00 and the lien is not discharged within sixty (60) days after it has attached; and (j) easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary course of the business.

        8.3 GUARANTIES. Borrower will not, directly or indirectly, guarantee, assume, endorse, become a surety or accommodation party for, or otherwise in any way extend credit or become responsible for or remain liable or contingently liable in connection with any Indebtedness or other obligations of any other Person or entity except (i) guaranties and endorsements made in connection with the deposit of negotiable instruments and other items for collection or credit in the ordinary course of business or (ii) guaranties by the Borrower of Indebtedness of a Subsidiary of Borrower that is a Guarantor which Indebtedness is permitted pursuant to Section 8.1(c).

        8.4 MERGER, ACQUISITION, SALE OF ASSETS, DISSOLUTION, ETC. Borrower will not, directly or indirectly: (a) enter into any transaction of merger or consolidation or any acquisition having a total purchase price in excess of Five Million United States Dollars (U.S. $5,000,000.00), any divestiture having a sale price in excess of One Million United States Dollars (U.S. $1,000,000.00), or any joint venture or other alliance or contractual arrangement with another Person having combined capital contributions or a total contract value in excess of Five Million United States Dollars (U.S.$5,000,000.00), without Agent's prior written consent to such transaction; provided that the foregoing shall not be construed as prohibiting construction contracts entered into by the Borrower's Subsidiary, Paragon Construction International, Inc., in the ordinary course of its business; (b) transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets; (c) transfer, sell, assign, discount, lease, or otherwise dispose of any of its notes or other instruments, accounts receivable, or contract rights with or without recourse, except for collection in the ordinary course of business, or any assets or properties necessary for the proper conduct of its business; (d) change the scope or nature of its business except that Borrower may expand its business, by internal growth and not by acquisitions (without Agent's prior written consent), into substantially similar or related types of businesses; (e) enter into any arrangement, directly or indirectly, with any Person whereby Borrower shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property for a term of more than three (3) years which Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred, provided that the foregoing shall not be construed as prohibiting equipment leases to the extent permitted pursuant to Section 8.1(c); (f) wind up, liquidate, or dissolve itself or its business; or (g) agree to any of the foregoing.

        8.5 FEDERAL RESERVE REGULATIONS. Borrower will not and will not permit any Subsidiary to take any action, or permit any part of the proceeds of the Advances or Loans made pursuant to this Agreement to be used in any manner, which will violate or result in non-compliance of the Advances made hereunder with Regulations G, T, U or X of the Board of Governors of the Federal Reserve System. Borrower represents that neither it nor any of its Subsidiaries is engaged, and covenants that neither it nor any of its Subsidiaries will become engaged, as one of its principal or important activities in extending credit for the purpose of purchasing or carrying margin stock. If requested by Agent, Borrower will furnish to Agent in connection with any Advance or Loans hereunder, a statement in conformity with the requirements of Federal Reserve Form U-1 or other forms referred to in said regulations. In addition, Borrower covenants that no part of the proceeds of the Advances or Loans hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales) for any commodity not required for the normal raw material inventory of Borrower.

        8.6 CHANGES IN GOVERNING DOCUMENTS, ACCOUNTING METHODS, FISCAL YEAR. Borrower will not (a) amend, in a manner that could reasonably be expected to give rise to a Material Adverse Effect, its certificate of incorporation or bylaws from that in existence on the date of this Agreement, or (b) (i) change in any material respect (A) its accounting methods or practices, or (B) its depreciation or amortization policy or rates, or (ii) change its fiscal year end from that in existence as of the date of the financial statements provided to Agent pursuant to Subsection 5.4 hereof, except in each case as required to comply with law or with Generally Accepted Accounting Principles. Borrower shall give notice to Agent of any such amendment or change permitted hereunder.

        8.7 CAPITAL EXPENDITURES. Borrower will not make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, any Capital Expenditure (by purchase or capitalized lease) other than Capital Expenditures (including obligations under capitalized leases) which would not cause the aggregate amount of all such Capital Expenditures to exceed One Million Dollars ($1,000,000.00) in any calendar year; provided that this Section
8.7 shall not be construed as prohibiting Indebtedness or expenditures for equipment purchases or equipment leases in the ordinary course of business of the Borrower and its Subsidiaries which are Guarantors to the extent permitted pursuant to Section 8.1(c).

        8.8 DIVIDENDS, ETC. Borrower will not declare or pay any dividends, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any other payment or distribution of assets to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of the Borrower or its Subsidiaries or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, defease or otherwise retire, any Indebtedness before its scheduled due date.

        8.9 CHANGE IN CONTROL. Borrower shall not permit a Change in Control with respect to the Borrower to occur without the prior written consent thereto of the Agent.

        8.10 NEGATIVE COVENANTS RELATING TO SUBSIDIARIES. Borrower will not permit any of its Subsidiaries to do, with respect to itself, its business, or its assets, any of the things prohibited to Borrower in Subsection 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7 or 8.8.

                          SECTION 9. EVENTS OF DEFAULT

        The following events shall constitute "Events of Default" hereunder.

        9.1 PAYMENT OF INDEBTEDNESS UNDER LOAN DOCUMENTS. Borrower fails to make payment of any principal, interest, or other amount due on any indebtedness owed to Agent or Lenders under the Loan Documents, or fails to make any other payment to Agent or Lenders as contemplated thereunder either by the terms hereof or otherwise, and, in the case of interest, such failure continues for ten (10) days after the interest payment is due. Or, Borrower fails at any time to maintain sufficient funds in the Loan Payment Account to cover in full any debit made or authorized to be made thereto by Agent pursuant to Section 2.9(a).

        9.2 REPRESENTATIN OR WARRANTY. Any representation or warranty made or deemed, pursuant to Subsection 6.1 hereof, made by Borrower or any executive officer of Borrower herein or in any writing furnished in connection with or pursuant to the Loan Documents, or any report, certificate, financial statement, or other information provided by Borrower or any executive officer of Borrower to Agent or a Lender in connection with or pursuant to the Loan Documents, shall be false or misleading in any material respect on the date when made or when deemed made.

        9.3 COVENANTS UNDER THE LOAD DOCUMENTS. Borrower fails to fully and promptly perform when due any agreement, covenant, term, or condition binding on it, other than as described in Subsection 9.1 hereof, contained in this Agreement or any other Loan Document, or otherwise a part of the transactions covered hereby, upon such failure with respect to covenants and agreements contained in Subsection 7.15 and Section 8 hereof, and with respect to other covenants and agreements, if such failure continues for thirty (30) days after written notice thereof has been provided to Borrower by Agent or the Required Lenders.

        9.4 CROSS-DEFAULT. A default or event of default occurs under any present or future Indebtedness of Borrower to Agent or any Lender not evidenced by the Loan Documents or a default or event of default occurs under any guaranty or security document executed by any Person in connection therewith, and any such default or event of default continues beyond the expiration of any applicable grace or cure period.

        9.5 PAYMENT, PERFORMANCE, OR DEFALT OF OTHER INDEBTEDNESS. Borrower fails to make payment on any Indebtedness other than as described in Subsections
9.1 and 9.4 above, if such failure, default, or event of default continues beyond the expiration of any applicable grace or cure period, or Borrower fails to fully and promptly perform any other obligation, agreement, term, or condition contained in any agreement under which any such other Indebtedness is created, or there is otherwise a default or event of default thereunder if such failure, default, or event of default results in the acceleration of or entitles the obligee to accelerate the maturity of the Indebtedness thereunder, in each case if such failure, default, or event of default could reasonably be expected to give rise to a Material Adverse Effect.

        9.6 LIQUIDATION; DISSOLUTION; BANKRUPTCY; ETC. Borrower liquidates or dissolves, the entire business of Borrower is suspended; Borrower files or commences a voluntary petition, case, proceeding, or other action seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors, or Borrower takes any other action indicating its consent to, approval of, or acquiescence in, any such petition, case, proceeding, or other action seeking to have an order for relief entered with respect to it or its debts; Borrower applies for, or consents to or acquiesces in, the appointment of a receiver, trustee, custodian, or other similar official for Borrower or for all or a substantial part of its property; Borrower makes an assignment for the benefit of creditors; or Borrower is unable to pay its debts as they mature or admits in writing its inability to pay its debts as they mature.

        9.7 INVOLUNTARY BAKRUPTCY, ETC.. An involuntary petition, case, proceeding, or other action is commenced against Borrower under the Bankruptcy Code or seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors; a receiver, trustee, custodian, or other similar official is involuntarily appointed for Borrower or for all or a substantial part of Borrower's property or assets; or any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or a substantial part of Borrower's assets or property results in the entry of an order for such relief; and any of the foregoing continues for sixty (60) days without being vacated, discharged, stayed, bonded, or dismissed.

        9.8 CHANGE IN CONTROL. The occurrence of any Change in Control with respect to the Borrower, without the prior written consent thereto of the Agent.

        9.9 JUDGMENTS. A judgment is entered against Borrower for the payment of damages or money in excess of One Million Dollars ($1,000,000.00), if the same is not discharged or if a writ of execution or similar process is issued with respect thereto and is not bonded or stayed within the time allowed by law for filing notice of appeal of the final judgment.

        9.10 ATTACHMENT, GARNISHMENT, LIENS IMPOSED BY LAW. A writ of attachment or garnishment is issued against, or a lien is imposed by operation of law on, any property of Borrower, if the lesser of the amount of the claim or the value of the affected property is in excess of $500,000.00, and if the lien is not discharged within sixty (60) days after it has attached.

        9.11 CORPORATE EXISTENCE, TRANSFER OF PROPERTY. Any act or omission (formal or informal) of Borrower or its officers, directors, or shareholders leading to, or resulting in, the termination, invalidation (partial or total), revocation, suspension, interruption, or unenforceability of its corporate existence, rights, licenses, franchises, or permits, or the transfer or disposition (whether by sale, lease, or otherwise) to any Person of all or a substantial part of its property.

        9.12 SUBSIDIARIES. Any of the matters described at Subsections 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10 or 9.11 hereof occurs with respect to any
Subsidiary, its business, or its assets.

                         SECTION 10. RIGHTS AND REMEDIES

        10.1 REMEDIES AVAILABLE UNDER LOAN DOCUMENTS AND OTHERWISE. Agent and the Lenders shall have, in addition to the rights and remedies contained in this Agreement and the other Loan Documents, all of the rights and remedies of creditors now or hereafter available at law or in equity. Agent may, at its option, and shall, at the direction of the Required Lenders, exercise any one or more of such rights and remedies individually, partially, or in any combination from time to time, after the occurrence of an Event of Default. No right, power, or remedy conferred upon Agent or the Lenders by the Loan Documents shall be exclusive of any other right, power, or remedy referred to therein or now or hereafter available at law or in equity.

        10.2 REMEDIES UPON EVENT OF DEFAULT. If any one or more of the Events of Default described in Subsections 9.6 or 9.7 shall occur with respect to Borrower, the unpaid principal amount and accrued interest under the Revolving Credit Facility and all other obligations under the Loan

Documents shall automatically become immediately due and payable, without presentment, demand, protest, or other requirement of any kind, all of which are expressly waived by Borrower and the commitments of each Lender to make Advances hereunder shall thereupon terminate; and if any one or more of any other Event of Default shall occur (including under Subsections 9.6 or 9.7 with respect to any Subsidiary), Agent shall, upon the written request or with the written consent of the Required Lenders, take any one or more of the following actions:
(a) declare all or any portion of the unpaid principal amount and accrued interest under the Revolving Credit Facility and all other obligations under the Revolving Credit Facility to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest, or other requirement of any kind, all of which are expressly waived by Borrower, and (b) declare all commitments to make Advances hereunder to be terminated. Agent may immediately proceed to do all other things provided for, or pursue any and all remedies available, under any applicable law or the Loan Documents to enforce the rights of Agent and the Lenders hereunder and to collect all amounts owing to the Agent and the Lenders by Borrower.

                             SECTION 11. THE AGENT.

        11.1 APPOINTMENT, AUTHORIZATION, AND ACTION.

                (a) Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and take such action on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The relationship between Agent and each Lender is and shall be that of agent and principal only and nothing herein shall be construed to constitute Agent a trustee for any Lender or to establish a fiduciary relationship with any Lender or impose on Agent any duties, responsibilities, or obligations other than those expressly set forth in this Agreement or the other Loan Documents.

                (b) Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights or taking any actions which may be vested in it or which it may be able to take under or in respect of this Agreement and the other Loan Documents, unless this Agreement expressly otherwise provides or unless Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or taking such actions (in which case it shall be required to so act or refrain from acting pursuant to the directions of the Required Lenders); provided, however, that Agent shall not be required to take any action or refrain from acting in any manner which in its judgment exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of this Agreement.

        11.2 EXCULPATION; RELIANCE BY THE AGENT. Agent (which term as used in this Subsection, Subsection 11.6, and Subsection 12.2, shall include reference to its affiliates and its own and its affiliates' directors, officers, agents, and employees) shall not be liable for any action taken or omitted to be taken by it or them, under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat the Lender that made any Advance as the holder of the indebtedness resulting therefrom until Agent receives and accepts an assignment and acceptance instrument entered into by such Lender, as assignor, and an assignee, as provided in Subsection 12.17; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Loan Document on the part of Borrower or to inspect the property (including the books and records) of Borrower, and may assume that no Event of Default has occurred or is continuing unless it has actual knowledge, has been notified by Borrower of such fact, or has been notified in writing by a Lender that such Lender considers that an Event of Default has occurred and is continuing and such Lender specifies in detail the nature thereof in writing; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability to any Lender under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders (or of all the Lenders if the consent or direction of all the Lenders is required hereunder), and any action taken or failure to act pursuant to such instructions shall be binding on all the Lenders.

        11.3 AGENT AND AFFILIATES. With respect to its Revolving Credit Commitment and the Advances made by it, Agent, in its capacity as a Lender (and any successor acting as agent) shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise indicated, include Agent (and any successor acting as Agent) in its capacity as a Lender. Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with, Borrower, any of its Subsidiaries, and any Person who may do business with or own securities of Borrower or any such Subsidiary, all as if it were not Agent. Agent and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

        11.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on the financial statements of Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently, and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or the other Loan Documents. Except for any notices, reports, and other documents expressly required to be furnished to the Lenders by Agent hereunder, or as otherwise required by law or regulation, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, business, or property of Borrower which may come into the possession of Agent or any of its affiliates.

        11.5 ENFORCEMENT BY AGENT. All rights of action under this Agreement and the other Loan Documents may be enforced by Agent and any suit or proceeding instituted by Agent in furtherance of such enforcement may be brought in its name as Agent without the necessity of joining any Lenders as plaintiffs or defendants, and the recovery of any judgment shall be for the benefit of Lenders, subject to the expenses of Agent. No Lender (other than Agent) shall attempt to enforce any rights of action under this Agreement and the other Loan Documents, except as permitted pursuant to Subsection 12.1 hereof.

        11.6 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not promptly reimbursed by Borrower and without limiting the obligations of Borrower to do so) ratably according to the respective principal amounts of the Advances then owing to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Revolving Credit Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements or any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Documents or the transactions contemplated thereby, or any action taken or omitted by Agent in connection therewith (including, without limitation, the costs and expenses payable by Borrower under Subsection 12.2); provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's ratable share of any costs and expenses payable by Borrower under Subsection 12.2, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Subsection shall survive the repayment of the Advances and termination of the facilities hereunder.

        11.7 FAILURE TO ACT. Except for actions expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations hereunder against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        11.8 SUCCESSO AGENT. Agent may resign at any time by giving written notice thereof to the Lenders and Borrower, and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, and after consultation with and, provided that no Event of Default has occurred and is continuing, consent of (which shall not be unreasonably withheld) Borrower, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, and after consultation with and, provided that no Event of Default has occurred and is continuing, consent of (which shall not be unreasonably withheld) Borrower, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                           SECTION 12. MISCELLANEOUS.

        12.1 LIEN ON DEPOSITS; SET-OFF. Borrower hereby grants to Agent and each of the Lenders a continuing lien to secure all indebtedness of Borrower to Agent and the Lenders, whether created hereunder, pursuant hereto, or otherwise, upon any and all deposits and credits of Borrower, if any, at Agent or such Lender, at any time existing (other than trust accounts or other special accounts). Upon the occurrence of any Event of Default, each of Agent and the Lenders is hereby authorized at any time and from time to time, with prompt notice to Borrower, to set off, appropriate, and apply any or all items hereinabove referred to against all indebtedness of Borrower owed to such Person, whether under the Loan Documents or otherwise, whether now existing or hereafter arising. Any such Person exercising the right of set-off shall be deemed to have exercised such right and to have made a charge against such items immediately upon the occurrence of such Event of Default although made or entered on its books subsequent thereof.

        12.2 PAYMENT OF EXPENSES, INCLUDING ATTORNEYS' FEES AND TAXES. Borrower agrees: (a) to pay or reimburse Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, and delivery of, and any amendment, supplement, or modification to, or waiver or consent under, the Loan Documents, and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel for Agent, transaction taxes, and all recording or filing fees, if any, but excluding any costs or expenses associated with any assignment or participation pursuant to Subsection 12.17 hereof; (b) to pay or reimburse Agent and the Lenders for all of their reasonable and customary out-of-pocket costs and expenses incurred in connection with the collection or enforcement of, or the preservation of any rights under, the Loan Documents, including, without limitation, the reasonable and customary fees and disbursements of counsel for each of Agent and the Lenders, including reasonable and customary attorneys' fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise;
(c) without limiting the generality of provision (a) hereof, to pay or reimburse Agent and the Lenders for, and indemnify and hold Agent and the Lenders harmless against liability for, any and all documentary stamp taxes or non-recurring intangible taxes, together with any interest, penalties, or other liabilities in connection therewith, that Agent or any Lender now or hereafter determines are payable with respect to the Loan Documents, the obligations evidenced by the Loan Documents, and any advances under the Loan Documents; and (d) to pay, indemnify, and hold Agent and the Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, and administration of the Loan Documents. The agreements in this Subsection shall survive repayment of all other amounts payable hereunder or pursuant hereto, now or in the future.

        12.3 NOTICES. Unless otherwise expressly agreed herein, and notwithstanding any provisions to the contrary contained in the other Loan Documents, all notices, requests, and demands to or upon the parties hereto pursuant to any Loan Document shall be deemed to have been given or made when delivered by hand or by courier service, when provided to a nationally recognized overnight delivery service for overnight delivery, when transmitted to a receiving facsimile transmission machine, or three days after deposit in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed as shown on the signature pages hereof or any assignment documents pursuant to Subsection 12.17 hereof.

        12.4 GOVERNING LAW. The validity, interpretation, and enforcement of the Loan Documents and the rights and obligations of the parties thereto, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida excluding those laws relating to the resolution of conflicts between laws of different jurisdictions.

        12.5 VENUE; PERSONAL JURISDICTION. In any litigation in connection with or to enforce any of the Loan Documents, Borrower irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States courts located within Palm Beach County in the State of Florida, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on Borrower by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to the address set forth herein (or otherwise expressly provided in writing). Nothing contained herein shall, however, prevent Agent from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

        12.6 SEVERABILITY AND ENFORCEABILITY OF PROVISIONS. In the event that any one or more of the provisions of the Loan Documents is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality, and enforceability thereof shall not be affected or impaired thereby. If any such provision is held to be illegal, invalid, or unenforceable, there will be deemed added in lieu thereof a provision as similar in terms to such provision as is possible, that is legal, valid, and enforceable. To the extent permitted by applicable law, the parties hereby waive any law that renders any such provision invalid, illegal, or unenforceable in any respect.

        12.7 COUNTERPARTS; FACSIMILE SIGNATURES; EFFECTIVE DATE. The Loan Documents and any amendments, waivers, consents, or supplements hereto may be signed in original counterparts and by facsimile transmission of signed counterparts, in any number, each of which shall be deemed an original, no one of which need contain all of the signatures of the parties, and as many of such counterparts as shall together contain all of the signatures of the parties shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all parties hereto shall be lodged with Agent. This Agreement shall become effective upon the receipt by Agent of original signed counterparts or facsimile confirmation of signed counterparts of this Agreement, each of which shall be deemed an original, from each of the parties hereto.

        12.8 NO WAIVER. No omission or failure of Agent or the Lenders to exercise and no delay in exercising by Agent or the Lenders of any right, power, or privilege under any of the Loan

Documents shall impair such right, power, or privilege, shall operate as a waiver thereof or be construed to be a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

        12.9 CUMULATIVE REMEDIES. The rights and remedies provided in the Loan Documents are cumulative, and not exclusive of any rights or remedies provided by law or in equity, and may be pursued singularly, successively, or together, and may be exercised as often as the occasion therefor shall arise. The warranties, representations, covenants, and agreements made herein and therein shall be cumulative, except in the case of irreconcilable inconsistency, in which case the provisions of this Agreement shall control.

        12.10 COURSE OF DEALING; AMENDMENTS; WAIVER. No course of dealing between the parties hereto shall be effective to amend, modify, or change any provision of this Agreement or any other Loan Document. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given (and in the case of amendments, by Borrower); provided, however, that (a) no amendment, waiver, or consent shall, unless in writing and signed by all of the Lenders, do any of the following: (i) change the percentage of the Revolving Credit Commitments, the aggregate unpaid principal amount of Advances, or the number of Lenders, that are required for the Lenders or any of them to take action hereunder; (ii) extend the Revolving Credit Termination Date; or (iii) amend this Subsection; and (b) no amendment, waiver, or consent shall, unless in writing and signed by the Required Lenders and each affected Lender: (i) increase the Revolving Credit Commitment of such Lender or subject such Lender to any additional obligations (other than pursuant to assignments permitted under Subsection 12.17 hereof); (ii) reduce the principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to the Lender; or (iii) postpone any date for any payment of principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender; and provided further, that no amendment, waiver, or consent shall, unless in writing and signed by Agent in addition to the Lenders required to take such action, affect the rights or duties of the Agent under this Agreement.

        12.11 WAIVER OF DEFAULT. The Required Lenders may, in accordance with the provisions of Subsection 12.10 hereof, by written notice to Borrower, at any time and from time to time, waive any Event of Default or default and its consequences, or any default in the performance or observance of any condition, covenant, or other term of the Loan Documents and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the parties shall be restored to their former positions prior to such Event of Default or default and shall have the same rights as they had prior thereto, and any Event of Default or default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default or default, or impair any right consequent thereto.

        TABLE O CONTENTS; HEADINGS. The Table of Contents and the headings preceding the text of this Agreement or any of the Loan Documents have been included solely for convenience of reference and shall neither constitute a part of this Agreement or the other Loan Documents nor affect their meaning, interpretation, or effect.

        12.13 RELIANCE UPON, SURVIVAL OF AND MATERIALITY OF REPRESENTATIONS AND WARRANTIES, AGREEMENTS, AND COVENANTS. All representations and warranties, agreements, and covenants made in the Loan Documents shall be deemed to have been relied upon by Agent and the Lenders, shall survive the execution and delivery of the Loan Documents and the making of the loan or loans herein contemplated, and shall continue in full force and effect so long as any indebtedness is owed to Agent and the Lenders pursuant hereto or so long as there shall be any commitment by Lenders to make loans hereunder. All representations and warranties by or on behalf of Borrower contained in any certificate or other paper delivered to Agent at any time pursuant to the Loan Documents shall constitute representations and warranties under the Loan Documents.

        12.14 COMPLETE AGREEMENT; NO OTHER CONSIDERATION. The Loan Documents contain the final, complete, and exclusive expression of the understanding of the parties thereto with respect to the transactions contemplated by the Loan Documents and supersede any prior or contemporaneous agreement or representation, oral or written, by or between the parties related to the subject matter hereof. Without limiting the generality of the foregoing, there does not exist any consideration or inducement other than as stated herein for the execution, delivery, and performance by Borrower of the Loan Documents.

        12.15 LEGAL OR GOVERNMENTAL LIMITATIONS. Anything contained in the Loan Documents to the contrary notwithstanding, the Lenders shall not be obligated to extend credit or make loans to Borrower in an amount in violation of any limitations or prohibitions provided by any applicable statute or regulation.

        12.16 BINDING OBLIGATION ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

        12.17 ASSIGNMENTS AND PARTICIPATIONS

               (a) Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lenders and Agent.

               (b) For so long as the total aggregate Revolving Credit Commitment under this Agreement does not exceed Ten Million United States Dollars (U.S. $10,000,000), SunTrust Bank South Florida N.A. shall remain the sole Lender hereunder, and shall not assign in whole or in part its rights and obligations under this Agreement to any other Person (other than any affiliated entity of SunTrust Bank South Florida N.A.) without the prior written consent of the Borrower. Subject to the foregoing, each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment and the Advances owing to it); provided, however, that (i) the assignment shall be of a uniform, and not a varying, percentage of all of the assigning Lender's rights and obligations under and in respect of the facility being assigned; (ii) the amount of the Revolving Credit Commitment being assigned pursuant to the assignment (determined as of the date of the assignment) shall be in the amount of $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof; (iii) Borrower and Agent shall consent to the assignment, which consent, in either case, shall not be unreasonably withheld, and if withheld by Borrower, shall be supported by a written statement of reasons for such nonconsent provided to Agent, except that no consent by Borrower or Agent shall be required in the case of any assignment to another Lender, and no consent by Borrower shall be required after an Event of Default shall have occurred and be continuing if the proposed assignee is a financial institution or other institutional lender; and (iv) the parties to the assignment shall execute and deliver to the Agent an assignment and acceptance instrument satisfactory in form and substance to Agent (the "Assignment and Acceptance Agreement"), together with a processing and recordation fee of $3,500.00. Upon such execution and delivery, the assignee shall be a party hereto, shall be deemed a "Lender," and shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Borrower and Agent), the obligations, rights, and benefits of a Lender hereunder, and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from obligations under this Agreement so assigned.

               (c) By executing and delivering an Assignment and Acceptance Agreement, the assigning Lender thereunder and the assignee thereunder shall thereby confirm to and agree with each other and the other parties hereto as follows:

                      (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant hereto;

                      (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations or any other instrument or document furnished pursuant hereto;

                      (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to Subsection 6.1 and such other documents and information as it has deemed in appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement;

                      (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                      (v) such assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and

                      (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Revolving Credit Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment and the Advances owing to it); provided, however, that (i) the Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged;
(ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) Borrower, Agent, and the other Lenders shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement; and (iv) the Lender may not agree with the participant to require the participant's consent or permit the participant to vote on whether to take or refrain from taking any action or to approve any amendment or waiver of any provision of any Loan Document, or any consent or any departure by any party therefrom, except that the Lender may agree with the participant that the Lender will not, without the consent or vote of the participant, agree to (1) increase the Revolving Credit Commitment of such Lender or subject such Lender to any additional obligations;
(2) extend the Revolving Credit Termination Date affecting the Lender; (3) reduce the principal of, or interest on, the Advances payable to the Lender or any fees or other amounts payable to the Lender; or (4) postpone any date for any payment of principal of, or interest on, the Advances payable to the Lender or any fees or other amounts payable to the Lender, in each case if the rights of the participant are or would be affected thereby.

               (e) In the case of an assignment or participation no information shall be distributed to a potential assignee or participant unless Agent shall have approved the potential assignee or participant, and in any event, such information shall be distributed in accordance with Subsection 12.18 hereof.

               (f) Notwithstanding any of the foregoing to the contrary, nothing herein is intended to prohibit the assigning, discounting, or pledging of all or any portion of a Lender's interest in the Advances or its Revolving Credit Note to any Federal Reserve Bank as collateral security pursuant to regulations of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, and such Advances or a Revolving Credit Note shall be fully transferrable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

               (g) Borrower agrees that any participants shall have the same rights of set-off against Borrower as granted the Lenders in Subsection 12.1 hereof. Upon the written request of Borrower, the Lenders will advise Borrower of the names of any participants and the extent of their interest herein.

                12.18 CONFIDENTIAL INFORMATION

               (a) Agent and the Lenders shall exercise their best efforts not to make any public disclosure of confidential information obtained pursuant to the Loan Documents; PROVIDED, that the foregoing shall not be construed to, now or in the future, apply to any information reflected in any publicly recorded document, information obtained from sources other than Borrower, its officers, directors, employees, representatives, or agents, or otherwise in the public domain nor shall it be construed to prevent Agent or any Lender from (i) making any disclosure of any information (A) if required to do so by any applicable law or regulation or if normally engaged in pursuant to accepted banking practice and not contrary to confidentiality and privacy requirements of applicable statutory and case law, (B) to any governmental agency or regulatory body having authority to regulate or oversee any aspect of Agent's or such Lender's business or any of its subsidiaries or affiliates in connection with the exercise of such authority, (C) pursuant to subpoena, (D) to the extent Agent or such Lender or their respective counsel deems necessary or appropriate to do so to enforce any remedy provided for in the Loan Documents or otherwise available by law, (ii) subject to the immediately succeeding sentence, making such disclosures as such Lender reasonably deems necessary or appropriate to any bank or financial institution (and/or counsel thereto) which is a prospective assignee or participant under Subsection 12.17 (each such bank or financial institution, a "Prospective Lender") or (iii) making, on a confidential basis, such disclosures as Agent or such Lender deems necessary or appropriate to Agent's or such Lender's counsel or accountants (including outside auditors).

               (b) Each Lender agrees that prior to (a) disclosing to any Prospective Lender any information which the Lenders have agreed hereunder to hold as confidential or (b) entering into an agreement granting to a Prospective Lender an interest in the Advances, the Prospective Lender shall execute an agreement in form and substance similar to the provisions of this Subsection for the benefit of Borrower and shall deliver the same to Borrower; PROVIDED, that in no event shall such Lender or the Agent be liable for any breach of such agreement by the Prospective Lender.

        12.19 WAIVER OF TRIAL BY JURY. BORROWER, AGENT, AND EACH LENDER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OTHER DOCUMENT EXECUTED IN CONJUNCTION WITH THE TRANSACTIONS CONTEMPLATED THEREUNDER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT, BORROWER, AND EACH LENDER TO ENTER INTO THE TRANSACTIONS EVIDENCED HEREBY.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                 SIGNATURE PAGE

     Credit Agreement Among Golden Bear Golf, Inc., SunTrust Bank, South Florida, N.A., as Agent, and the Lenders party thereto.

Witnesses:                              GOLDEN BEAR GOLF, INC.,
                                        a Florida corporation

___________________________             By:____________________________
                                          Name:  Richard P. Bellinger
___________________________               Title: President

                                                                     (SEAL)

                                        Address:
                                         Golden Bear Golf, Inc.
                                         11780 U.S. Highway One
                                         North Palm Beach, Florida 33408
                                         Attn: Mr. Richard P. Bellinger

                                         Fax No. ________________________
                                         Confirming Tel. No. ______________

                                        With a copy to:
                                         Fleming, Haile & Shaw, P.A.
                                         Park Centre, Suite 100
                                         440 Royal Palm Way
                                         Palm Beach, Florida 33480
                                         Fax No. (561) 833-5604
                                         Confirming Tel. No. (561) 833-5600
                                         Attn: David M. Shaw, Esq.

                                 SIGNATURE PAGE

     Credit Agreement Among Golden Bear Golf, Inc., SunTrust Bank, South Florida, N.A., as Agent, and the Lenders party thereto.


Witnesses:                         SUNTRUST BANK, SOUTH FLORIDA, N.A.,
                                   a National Banking Association,
                                   as Agent


___________________________        By:____________________________
                                     Name:  Jeffrey S. Wolfe
___________________________          Title: Vice President

                                   Address of Lending Office for Notice:
                                   222 Lakeview Avenue
                                   Suite 300
                                   West Palm Beach, Florida 33401
                                   Attn: Jeffrey S. Wolfe
                                         Vice President
                                         Corporate Banking Division
                                   Fax No.  (561) 835-2640
                                   Confirming Tel. No. (561) 835-2644

                                 SIGNATURE PAGE

     Credit Agreement Among Golden Bear Golf, Inc., SunTrust Bank, South Florida, N.A., as Agent, and the Lenders party thereto.


Witnesses:                         SUNTRUST BANK, SOUTH FLORIDA, N.A.,
                                   a National Banking Association,
                                   as Agent


___________________________        By:____________________________
                                     Name:  Jeffrey S. Wolfe
___________________________          Title: Vice President

                                   Address of Lending Office for Notice:
                                   222 Lakeview Avenue
                                   Suite 300
                                   West Palm Beach, Florida 33401
                                   Attn: Jeffrey S. Wolfe
                                         Vice President
                                         Corporate Banking Division
                                   Fax No.  (561) 835-2640
                                   Confirming Tel. No. (561) 835-2644




Revolving Credit Commitment:  $10,000,000.00